As filed with the Securities and Exchange Commission on June 2, 2004

                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CAN-CAL RESOURCES LTD.
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

             Nevada                              1000                     88-0336988
-------------------------------     ----------------------------     -------------------
(State or other jurisdiction of     (Primary standard industrial      (I.R.S. Employer
incorporation or organization)       classification code number)     Identification No.)

         8224 Ocean Gate Way, Las Vegas, Nevada 89128; Tel. 702.243.1849
--------------------------------------------------------------------------------
              (Address, including zip code, and telephone number of
                      issuer's principal executive offices)

                Anthony F. Ciali, President; 8224 Ocean Gate Way
                Las Vegas, NV 89128; Tel. 702.243.1849
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number of agent for service)

                Copies to:     Stephen E. Rounds, Esq.
                               The Law Office of Stephen E. Rounds
                               1544 York Street, Suite 110, Denver, CO 80206
                               Tel:  303.377.6997; Fax: 303.377.0231
                                 ---------------
Approximate date of commencement and end of proposed sale to the public: From time to time after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                               Proposed           Maximum
                              Amount of         Maximum          Aggregate
Title of Each Class          Securities        Offering        Dollar Price           Amount
of Securities             to be Registered     Price Per     of Securities to           of
to be Registered           in the Offering     Security        be Registered           Fee
----------------           ---------------     --------        -------------          -------
Common Stock                 2,495,602           $0.22         $  549,033.00         $  70.00
                             Shares (1)

Common Stock                 1,829,327           $0.22         $  402,452.00         $  51.00
                             Shares (2)

Common Stock                    50,000           $0.22         $   11,000.00         $   1.40
                             Shares(3)

Total No. Securities         4,374,929                         $  962,485.00         $ 122.40
to be Registered             Shares

(1)  These outstanding shares are registered for resale.
(2) These shares, registered for resale, are issuable on exercise of outstanding warrants by shareholders, including officers and directors.
(3) These shares, registered for resale, are issuable on exercise of an outstanding warrant held by Dutchess Private Equities Fund, L.P.

     The registration fee is based on the $0.22 average of bid and ask prices on May 25, 2004, under rule 457(g).

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                             CAN-CAL RESOURCES LTD.
                                                    Subject to Completion, dated
                                                    June ___, 2004

                        4,374,929 SHARES OF COMMON STOCK

     This prospectus covers the resale of up to 4,374,929 restricted shares of common stock of Can-Cal Resources Ltd. (the "company"): 2,495,602 outstanding shares, plus 1,879,327 shares issuable on exercise of outstanding warrants (expiring at different times from January 14, 2006 to May 20, 2006), by 60 persons, including four officers and/or directors of the company (and a former director and his insurance agency), and by Dutchess Private Equities Fund, L.P. ("Dutchess Fund").

     The selling shareholders may sell the shares from time to time in negotiated transactions, brokers' transactions or a combination of such methods of sale at prevailing market prices, or at negotiated prices. See "Plan of Distribution." Although we will receive proceeds if and to the extent the warrants are exercised, we will not receive any proceeds from sale of the shares by the selling shareholders. None of the warrants have been exercised at prospectus date.

     The company's stock is quoted on the Over-the-Counter Bulletin Board ("CCRE"). On May 25, 2004, the last reported sale price was $0.19 per share.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS JUNE ___, 2004

                                TABLE OF CONTENTS
                                                                        PAGE NO.

Forward Looking Statements ....................................................4
Where You Can Find More Information............................................4
Summary Information............................................................5
Risk Factors ..................................................................6

     Losses to date and general risks faced by the company.....................6

     The audit report on the financial statements at
     December 31, 2003 has a 'going concern' qualification.....................7

     As an exploration company, we are subject to
     the risks of the minerals business........................................8

     We have not systematically drilled and sampled
     any of our properties to confirm the presence of
     any concentrations of precious metals, and drilling
     and sampling results to date on the U.S. properties
     have been inconclusive....................................................8

     A return to low gold prices could adversely
     impact the company........................................................8

     Policy changes............................................................8

     Environmental costs are not predictable...................................8

     Future reserve evaluations will only be
     estimates of potential value..............................................9

     Substantial investments in exploration
     work could be lost........................................................9

     We may not be successful in raising the capital
     necessary to explore, evaluate and exploit  properties....................9

     Stock may be issued as part of the purchase price
     for mineral properties, resulting in dilution to shareholders............10

     Terms of  subsequent financings may
     adversely impact your investment.........................................10

Risk Factors Involving This Offering.

     Future sales by our stockholders may
     adversely affect our stock price and our
     ability to raise funds in new stock offerings............................11

     Market overhang from shares issued to Dutchess Fund......................11

     Because the company's common shares are
     "penny stock," certain rules may impede
     the development of increased trading activity
     and could affect the liquidity for stockholders..........................11

Financing Transactions........................................................12

Market for Common Stock and Related Stockholder Matters.......................14

Use of Proceeds...............................................................14

Management's Discussion and Analysis of
     Financial Condition and Results of Operations............................15

Business......................................................................19

Properties....................................................................20

Management....................................................................25
     Directors and Officers...................................................25
     Executive Compensation...................................................27
     Agreements with Consultants  ............................................30

Security Ownership of Certain Beneficial Owners and Management................31

Certain Relationships and Related Transactions................................33

Selling Shareholders..........................................................34

Plan of Distribution..........................................................40

Description of Securities.....................................................42

Disclosure of Commission Position on
Indemnification for Securities Act Liabilities................................43

Legal Proceedings.............................................................43

Legal Matters.................................................................43

Experts.......................................................................43

Financial Statements..........................................................44

                       REPRESENTATIONS ABOUT THIS OFFERING

     We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor does it seek an offer to buy the shares in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus (or any supplement), regardless of when it is delivered or when any shares are sold.

                     WHERE TO FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in Part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Department of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. You can contact the Commission's Public Reference Department at (800) SEC-0330. The registration statement and exhibits also are available for viewing at and downloading from the Commission's internet website (http://www.sec.gov); go to "Search for Company Filings."

     Our common stock is registered with the Commission under section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"). Under the 1934 Act, we file with the Commission periodic reports on Forms 10- KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings also may be viewed and downloaded from the Commission's internet website. Also, we will provide copies of these documents and any exhibits to them, without charge to prospective investors upon request addressed to Can-Cal Resources Ltd., 8224 Ocean Gate Way, Las Vegas, Nevada 89128, attention Ronald D. Sloan, Chairman of the Board of Directors.

                           FORWARD LOOKING STATEMENTS

     Except for historical and current information, all the information in this prospectus are considered to be "forward looking" statements. Specifically, all statements (other than statements of historical and current information) regarding financial and business strategy and the performance objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to them. These statements involve known risks such as lack of capital to fully explore our properties; not finding enough precious metals mineralization in the properties to support a mining project; lack of capital to put properties into production; disappointing recoveries of precious metals from properties once put into production; higher than expected production costs; declining market prices for precious metals; and delays or increased costs to obtain production or mining permits.

     When we use the words "anticipate," "believe," "estimate," "expect," "may," "will," "should," "continue," "intend" and similar words or phrases, we are identifying forward-looking statements (also known as "cautionary statements" because you should be cautious in evaluating such statements in the context of all the information in this prospectus). These statements reflect our current views with respect to future events. However, the merit or validity of current views is subject to the realization in fact of assumptions we have made. What we now think will happen may turn out much different, and therefore our assumptions may prove to have been inaccurate or incomplete.

     The investment risks discussed under "Risk Factors" specifically address all of the material factors that may influence future operating results and financial performance. The investment risks are not "boiler plate;" they are intended to tell you about the uncertainties and risks inherent in our business at the present time which you need to evaluate carefully before making an investment decision.

                               SUMMARY INFORMATION

     The following summarizes all material information found elsewhere in this prospectus, and is qualified by the more detailed information in this prospectus and in the exhibits to the registration statement of which this prospectus is a part.

THE COMPANY

     Can-Cal Resources Ltd. is a Nevada corporation incorporated on March 22, 1995 under the name of British Pubs USA, Inc. as a wholly owned subsidiary of 305856 B.C., Ltd. dba N.W. Electric Carriage Company ("NWE"), a British Columbia, Canada company. On April 12, 1995, NWE exchanged shares of British Pubs USA, Inc. for shares of NWE held by its existing shareholders, on a share for share basis. NWE changed its name to Can-Cal Resources Ltd. on July 2, 1996.

     In January 1999 the company sold its wholly-owned Canadian subsidiary Scotmar Industries, Inc., which was engaged in the business of buying and salvaging damaged trucks from insurance companies for resale of guaranteed truck part components. The subsidiary was sold for a profit and the proceeds used to acquire and explore mineral properties. The company decided that the subsidiary would lose money in the vehicle salvage business unless more capital was obtained specifically for that business.

     The company is an exploration company. Since 1996, we have examined various mineral properties prospective for precious metals and minerals and acquired those deemed promising. We own, lease or have interests in one mineral property in Durango State, Mexico, and four mineral properties in the southwestern United States (California and Arizona).

     All the properties are "grass roots" because they are not known to contain reserves of precious metals or other minerals (a reserve is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination). None of the properties are in production. In 2003, we sold $20,000 of volcanic cinders materials from the Pisgah, California property to an industrial user.

     We will pursue a diversified strategy over time. Management intends to maximize exploration expenditures by utilizing a focused approach to generative exploration, while simultaneously seeking to acquire potential near-term production properties. To the extent that financing is available, we will explore, develop, and, if warranted, bring into production precious metals properties for our own account or in conjunction with joint venture partners (in those instances where we acquire less than a 100% interest in a property). However, either due to the lack of available financing, or the number of properties which merit development, or the scope of the exploration and/or development work of a particular property being beyond the company's financial and administrative capacity, we may farm out one or more properties to other mining companies.

     Executive offices are located at 8224 Ocean Gate Way, Las Vegas, Nevada 89128 (tel. 702.243.1849; fax 702.243.1869).

THE OFFERING

     This offering relates to the sale of shares, and additional shares which may be acquired on exercise of warrants, owned by shareholders holders of warrants (including officers and directors), and on exercise of a warrant held by Dutchess Private Equity Fund, L.P.

     Securities Outstanding            16,064,751 shares of common stock, $0.001
                                       par value.

     Securities To Be Outstanding      17,944,078 shares of common stock,
                                       assuming the selling shareholders
                                       exercise warrants to buy 1,879,327
                                       shares. The number of shares to be
                                       outstanding does not include shares
                                       issuable (1) under options held by an
                                       officer and by a consultant, and warrants held by others; or (2) on conversion of a debenture held by Dutchess Private
                                       Equities Fund, L.P. (see "Financing
                                       Transactions Related to Dutchess Fund").

     Securities Offered                4,374,929 shares (2,495,602 outstanding
                                       shares, plus up to 1,879,327 shares on
                                       exercise of warrants).

     Use of Proceeds                   We will not receive any proceeds from
                                       sale of shares by the selling
                                       shareholders. We will receive up to
                                       $526,988 from exercise of warrants held
                                       by the selling shareholders. See "Use of Proceeds."

     Plan of Distribution              The offering is made by the selling
                                       shareholders. Sales may be made in the
                                       open market or in private negotiated
                                       transactions, at fixed or negotiated
                                       prices. See "Plan of Distribution."

     Risk Factors                      The securities offered hereby involve a
                                       high degree of risk. See "Risk Factors."

     Trading Symbol                    CCRE (Over-the Counter Bulletin Board)

                                  RISK FACTORS

     An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information in this prospectus (including the information incorporated by reference) before investing.

RISK FACTORS INVOLVING THE COMPANY

     LOSSES TO DATE AND GENERAL RISKS FACED BY THE COMPANY. We are an exploration stage company engaged in the acquisition and exploration of precious metals mineral properties. To date, we have no producing properties. As a result, we have had minimal sources of operating revenue and we have historically operated and continue to operate at a loss. For the year ended December 31, 2003, the company recorded a net loss of $711,100 and had an accumulated stockholders' deficit of $5,392,300 at that date. For the quarter ended March 31, 2004, we recorded a net loss of $481,400, and had an accumulated stockholders' deficit of $5,873,700. Our ultimate success will depend on our ability to generate profits from our properties.

     We lack operating cash flow and rely on external funding sources. If we are unable to continue to obtain needed capital from outside sources, we will be forced to reduce or curtail our operations.

     Further, exploration and development of the mineral properties in which we hold interests depends upon our ability to obtain financing through:

     o   Bank or other debt financing,

     o   Equity financing, or

     o   Other means.

     As a mineral exploration company, our ability to commence production and generate profits is dependent on our ability to discover viable and economic mineral reserves. Our ability to discover such reserves is subject to numerous factors, most of which are beyond our control and are not predictable.

     Exploration for gold is speculative in nature, involves many risks and is frequently unsuccessful. Any gold exploration program entails risks relating to:

     o   The location of economic ore bodies,

     o   Development of appropriate metallurgical processes,

     o   Receipt of necessary governmental approvals, and

     o Construction of mining and processing facilities at any site chosen for mining.

The commercial viability of a mineral deposit is dependent on a number of factors including:

     o   The price of gold,

     o   Exchange rates,

     o The particular attributes of the deposit, such as its size, grade and proximity to infrastructure, financing costs, taxation, royalties, land tenure, land use, water use, power use, importing and exporting gold and environmental protection.

     All of the mineral properties in which we have an interest or right are in the exploration stages only and are without reserves of gold or other minerals. We cannot assure that current or proposed exploration or development programs on properties in which we have an interest will result in the discovery of gold or other mineral reserves or will result in a profitable commercial mining operation.

     THE AUDIT REPORT ON THE FINANCIAL STATEMENTS AT DECEMBER 31, 2003 HAS A 'GOING CONCERN' QUALIFICATION. There is substantial doubt that the company may be able to continue operations unless we obtain additional funding and are successful with our strategic plan. The company has experienced losses since inception.

     The extended period over which losses have been experienced is principally attributable to the fact that a lot of money has been spent exploring grass roots' mineral properties to determine if precious metals might be present in economic quantities. These efforts have been unsuccessful, so all the money spent has been written off (charged to expenses). In order to fund future activities until positive operating cash flow is achieved, the company must identify and acquire (or sign an agreement to earn interests in) mineral properties of sufficient geological merit to raise the capital necessary to explore the properties to determine if they contain economic amounts of precious metals. If economic deposits are identified, the company then would either seek to raise the capital itself to put those properties into production, or sell the properties to another company, or place the properties into a joint venture with another company funding pre-production capital and initial start up production costs.

     Attaining these objectives will require substantial capital, which the company will have to obtain principally by selling stock in the company. We have no definitive arrangements in place to raise the necessary capital to continue operations, but you should note that even if we raise the capital, the properties may not contain economic amounts of precious metals, or production may be disappointing. In January 2004, we engaged IBK Capital Corp. to assist the company in raising equity capital of up to $1 million and paid IBK Cdn$28,500 as a work fee and advance against out-of-pocket expenses. No capital has been raised with IBK and no terms of a proposed financing have been finalized.

     AS AN EXPLORATION COMPANY, WE ARE SUBJECT TO THE RISKS OF THE MINERALS BUSINESS. The exploration for minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Most exploration programs do not result in the discovery of mineralization which is economic to mine, and most exploration programs never recover the funds invested in them. Without extensive technical and economic feasibility studies, no one can know if any property can be mined at a profit. Even with promising reserve reports and feasibility studies, profits are not assured.

     WE HAVE NOT SYSTEMATICALLY DRILLED AND SAMPLED ANY OF OUR PROPERTIES TO CONFIRM THE PRESENCE OF ANY CONCENTRATIONS OF PRECIOUS METALS, AND DRILLING AND SAMPLING RESULTS TO DATE ON THE U.S. PROPERTIES HAVE BEEN INCONCLUSIVE. Most of the sampling and exploration work prior to 2003 (all on properties in the United States) was not conducted by well-established, third party independent geologists or engineers, and from time to time we used non-standard procedures to sample and assay material from the properties. Some of these procedures could have introduced contamination into the tested materials, causing the assay results to be unreliable.

     There is substantial risk that standard and systematic testing on the United States properties would show limited concentrations of precious metals. Positive results from tests prior to 2003 only confirmed the presence of precious metals in the samples. You cannot safely assume that precious metals-bearing materials exist outside of the samples tested.

     A RETURN TO LOW GOLD PRICES COULD ADVERSELY IMPACT THE COMPANY. Gold prices reached a 15 year high of $432 per ounce on April 1, 2004, and were approximately $390 per ounce on May 26, 2004. If gold prices were to drop below $325 per ounce for any sustained period of time, the company could be unable to raise the capital needed to put properties into production.

     POLICY CHANGES. Changes in regulatory or political policy could adversely affect our exploration and future production activities. Any changes in government policy, in the United States, Mexico or other countries where properties are or may be held, could result in changes to laws affecting ownership of assets, land tenure, mining policies, taxation, environmental regulations, and labor relations.

     ENVIRONMENTAL COSTS ARE NOT PREDICTABLE. Compliance with environmental regulations could adversely affect our exploration and future production activities. There can be no assurance that future changes to environmental legislation and related regulations, if any, will not adversely affect our operations. We may not know what environmental compliance issues exist, or the costs to be compliant, until we seek to put a property into production. Compliance requirements imposed by United States or Mexican authorities could be costly, and could prevent putting a property into production.

     FUTURE RESERVE EVALUATIONS WILL ONLY BE ESTIMATES OF POTENTIAL VALUE. All of the mineral properties in which we have an interest or right are in the exploration stages only and are without reserves of gold or other minerals. If and when we can prove such reserves, reserve estimates may not be accurate. There is a degree of uncertainty attributable to the calculation of reserves or resources. Until reserves or resources are actually mined and processed, the quantity of reserves or resources must be considered as estimates only. In addition, the quantity of reserves or resources may vary depending on metal prices. Any material change in the quantity of reserves, resource grade or stripping ratio may affect the economic viability of our properties. In addition, there can be no assurance that mineral recoveries in small-scale laboratory tests will be duplicated in large tests under on-site conditions or during production.

     See the risk factor "We may not be successful in raising the capital necessary to explore, evaluate and exploit properties."

     SUBSTANTIAL INVESTMENTS IN EXPLORATION WORK COULD BE LOST. The exploration for minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Most exploration programs do not result in the discovery of mineralization which is economic to mine, and most exploration programs never recover the funds invested in them. Without extensive technical and economic feasibility studies, no one can know if any property can be mined at a profit. Even with promising reserve reports and feasibility studies, profits are not assured.

     The company could spend millions of dollars to evaluate a property to the point where a determination can be made whether it would be economic to mine. Until such time as reserves are established for a property, all the exploration costs must be charged to expenses (written off). Exploration work on a property could be initially promising, but further work (and expense) could condemn the property because the mineralized body is not large enough to support mining.

     If a property is believed to be economic to mine, and reserves have been established, substantial capital would be required to put the property into production. Unless the property is put into production, all the money spent in evaluating the property could be lost. See the next risk factor.

     WE MAY NOT BE SUCCESSFUL IN RAISING THE CAPITAL NECESSARY TO EXPLORE, EVALUATE AND EXPLOIT PROPERTIES. For the foreseeable future, the company does not anticipate having positive cash flow from operations sufficient to pay for exploration and capital expenses. However, exploration is a critical and expensive component of our business: Typically, exploration-stage mineral properties (properties without known reserves) are acquired without extensive data about the possible existence of valuable minerals in place, and without knowledge that the minerals can be mined and processed at a profit. Each property has unique geological features (where are the minerals located and at what grades) and metallurgical features (what processing methods, if any, will extract the minerals from the host rock).

     Detailed exploration and feasibility studies must be conducted on each property before the cost of setting up a mining and processing operation can be justified. Exploration consists of drilling, sampling, and testing the samples from defined blocks on the property to determine the presence and extent of mineralization. Feasibility of mining a particular property requires, among other factors, an evaluation of mining costs, processing costs, including an evaluation of which metallurgical (processing) method will extract the minerals from the mined rock at the lowest cost, and the level of capital development expenditures and expected returns on that capital. Sometimes, a property may contain high grades of mineralization, but mining is not warranted because the metals can't be extracted economically.

     Mining and processing operations on any significant scale is capital intensive. To raise needed capital, investors must have reliable independent estimates of the quantity and recoverability in mining and processing of precious metals. For companies of Can-Cal's size and level of operations, it is not always cost effective to hire independent engineering firms to prepare independent feasibility studies before production starts. At least in some instances, we will most likely seek to raise the needed capital with estimates of the feasibility of the project prepared by employees, and (particularly for small scale projects) consultants which are not independent. If capital raising is not successful using our own estimates, we might have to spend the money and time to hire independent engineers to prepare a feasibility study.

     Exploration and feasibility budgets for new properties will vary, depending on the size of the property, location (accessability), drilling depths, the amount of reliable data (if any) available from prior owners, and other factors. After completion of exploration work, the company may build a small pilot processing plant on a property to evaluate what processing methods will work.

     The amounts to be spent on exploration and feasibility work for future properties we acquire can't be estimated, but could exceed millions of dollars per property. Additional capital to begin mining and build and start up a processing facility would be needed, if the company elects to hold a property and exploit its resources. We expect to rely on outside sources of capital for the foreseeable future. Sometimes we may seek industry partners to joint venture a project, or enter into a 'farm out' agreement. In a farm out agreement, typically, another company is responsible for funding exploration and development work, and we would either receive a royalty or small net profits interest.

     However, the strategy of lowering financial risk by enlisting participation of industry partners may not be successful, and we may not be successful in raising the capital required to develop and mine.

     Therefore, it is possible that some or all of the money invested by the company to acquire a property, and evaluate its mineral content and the economics of mining and processing, will be lost.

     STOCK MAY BE ISSUED AS PART OF THE PURCHASE PRICE FOR PROPERTIES, RESULTING IN DILUTION TO SHAREHOLDERS. In some instances, the sellers of properties we may seek to acquire may require the company to issue restricted stock in the company as part of the purchase price, in addition to the cash and royalty components of the purchase price. The amount of stock which might be issued could be substantial, as the company's stock price is low and the company has no properties in production. This could result in dilution to shareholders, which would not be recouped if exploration of the property is unsuccessful or a good property can't be put into production.

     TERMS OF SUBSEQUENT FINANCINGS MAY ADVERSELY IMPACT YOUR INVESTMENT. We will have to raise equity, debt or preferred stock financing in the future. Your rights and the value of your investment in the common stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than you as holders of common stock. In addition, if we need to raise more equity capital from sale of common stock, institutional or other investors may negotiate terms at least and possibly more favorable than the terms of this offering. More common stock could be sold under these circumstances at prices lower than offered under this prospectus, which could result in dilution of the book value of shares bought in this offering.

RISK FACTORS INVOLVING THIS OFFERING.

     FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS. Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for the company to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. Of the 16,064,751 shares of common stock outstanding on May 26, 2004, approximately 11,000,000 shares could be sold under rule 144 or become free tradable by removal of restrictions under rule 144(k), not including shares covered by this prospectus or shares issuable to Dutchess Fund on conversion of its debenture (see the next risk factor).

     MARKET OVERHANG FROM SHARES ISSUED TO DUTCHESS FUND. Dutchess Fund holds a debenture; principal and interest owed on the debenture is convertible into shares of common stock, at a conversion price per share equal to the lesser of:
(1) $0.33; or (2) 80% of the average of the three lowest closing bid prices in the 15 trading days preceding notice of conversion. The subsequent sale of such shares by Dutchess Fund could cause significant downward pressure on the price of the stock, to the detriment and dilution of existing shareholders as well as investors in this offering.

     Further, there is no maximum number of shares which we might be required to issue on conversion of the debenture, except for the 4.99% limitation on Dutchess Fund's ownership interest until all of the debenture is converted to stock. However, by converting the debenture, and selling those shares on a continual basis over time, Dutchess Fund may effectively exceed this limit. At maturity, if the debenture automatically converts to stock, the 4.99% ownership limitation will no longer apply.

     If the debenture is not paid in cash at or before maturity on June 12, 2004, the debenture automatically converts to common stock. The company presently does not have funds available to pay the debenture. Under the SEC's rule 144, this stock would be deemed to have been acquired on June 12, 2002, and thus not be restricted stock on conversion.

     At May 31, 2004, approximately $70,000 of principal and interest was owed on the debenture. Assuming a conversion price of $0.15 per share, 466,667 shares would be issued on conversion; at a $0.10 conversion price, 700,000 shares would be issued. Dilution to current shareholders would be less than 5% at the $0.10 conversion price, but the stock price will drop if the shares sold by Dutchess Fund exceed demand.

     BECAUSE THE COMPANY'S COMMON SHARES ARE "PENNY STOCK," CERTAIN RULES MAY IMPEDE THE DEVELOPMENT OF INCREASED TRADING ACTIVITY AND COULD AFFECT THE LIQUIDITY FOR STOCKHOLDERS. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

     Our securities are subject to the SEC's "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. And, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market.

     On January 12, 2004, the SEC proposed amendments to the penny stock rules to ensure that investors continue to receive the protections of those rules. The SEC also is proposing that broker-dealers be required to enhance their disclosure schedule to investors who purchase penny stocks, and that those investors have an explicit "cooling-off period" to rescind the transaction. These amendments could place further constraints on broker-dealers' ability to sell our securities.

                 FINANCING TRANSACTIONS RELATED TO DUTCHESS FUND

     CONVERTIBLE DEBENTURE. On June 14, 2002, we received $106,604 net proceeds from sale of a $120,000 convertible debenture to Dutchess Private Equities Fund. The company paid $13,396 to Dutchess Advisors, Ltd. (advisor to Dutchess Fund) in payment of fees ($12,000) and travel expenses ($1,396).

     All or part of the principal amount of the debenture, plus accrued interest at 8% annually, is convertible at Dutchess Fund's discretion into restricted shares of common stock, at a per share price equal to the lesser of $0.33 or 80% of the average of the three lowest closing bid prices in the 15 trading days preceding notice of conversion. To the extent not prepaid or converted, outstanding principal and accrued interest will be converted automatically to restricted shares of common stock, at the lesser of the conversion prices stated above, on the maturity date of the debenture (June 12, 2004).

     Through May 31, 2004, Dutchess Fund has converted $65,000 of the principal amount of the debenture to 522,879 shares of stock. We have been informed by Dutchess Fund that these shares have been sold pursuant to the SEC's rule 144.

     Under the terms of the debenture, so long as any amount is outstanding on the debenture (principal and/or interest), the number of shares which the company is obligated to issue to Dutchess Fund is limited to that number which equals not more than 4.99% of the company's total outstanding shares. If this limit would be exceeded, issuance of more shares would be deferred until Dutchess Fund can receive the additional shares and remain at or under the 4.99% limit, i.e., until such time as Dutchess Fund has sold off some of the acquired shares or the company has issued more shares to others, or both.

     Also in connection with the debenture loan from Dutchess Fund, in June 2002 we issued to Joseph B. LaRocco, a former attorney for Dutchess Fund, 30,000 restricted shares of common stock, for legal services provided to Dutchess Fund in connection with the debenture and warrant transaction. The services have been valued by the company at $13,500. We have been informed by Mr. LaRocco that he has sold his shares under rule 144.

     WARRANT. In connection with the debenture transaction, we issued to Dutchess Fund a warrant to purchase 50,000 restricted shares of common stock, at an exercise price of $0.22. The warrant expires on June 12, 2005. The value of the warrant was recorded at $16,700 when issued.

     The principals of Dutchess Fund are Dutchess Capital Management LLC, its general partner, and Michael A. Novielli and Douglas H. Leighton, managing members and principal owners of the general partner. Mr. Novielli and Mr. Leighton exercise voting and investment power over the company's shares owned by Dutchess Fund.

     PRIOR INVESTMENT AGREEMENT WITH DUTCHESS FUND. On October 4, 2001 we signed an investment agreement (the "investment agreement") with Dutchess Private Equities Fund, L.P. and DRH Investment Company, LLC to sell up to $8,000,000 in shares of common stock to Dutchess Fund and DRH, in equal amounts.

     Under the investment agreement (which has been terminated), Dutchess Fund and DRH had committed to buy from us up to a total of $8,000,000 in shares of common stock, when and as requested by us, until May 10, 2005, 50% by Dutchess Fund and 50% by DRH.

     When the investment agreement was signed, the company issued 227,272 shares of common stock to Dutchess Advisors, Ltd. (for its advisory services to Dutchess Fund), and issued an additional 75,757 shares to Dutchess Fund, as fees to induce Dutchess Fund to enter into the investment agreement. The shares issued to Dutchess Advisors were required to be so issued by Dutchess Fund. We also issued 303,030 shares to May Davis Group, Inc., a securities broker-dealer firm, as a placement fee for the execution of the first investment agreement; May Davis subsequently assigned its shares to persons affiliated with it. All the 530,302 shares were issued based on the value (agreed to by the company and the parties pursuant to the investment agreement) of such fees in the amounts of $50,000 by Dutchess Fund, $200,000 by May Davis, and $150,000 by Dutchess Advisors (total $400,000), divided by the $0.66 closing bid price of the company's stock when the first investment agreement was signed (October 4, 2001).

     An additional 37,000 shares were issued to Joseph B. LaRocco, for services valued at $12,500 ($0.33 per share) provided by him as attorney for Dutchess Fund and DRH in connection with the investment agreement. The value of his services was determined by his clients Dutchess Fund and DRH, and agreed to within the investment agreement. The per share price for his services was negotiated and agreed to between Mr. LaRocco and the company, as the company did not have the funds to pay Mr. LaRocco in cash. The $0.33 per share price represents a discount of 50% from the market price at October 4, 2001 ($0.66). We have been advised that Mr. LaRocco no longer represents Dutchess Fund or DRH.

     In October 2001, the company signed an agreement with National Financial Communications Corp., Needham, Massachusetts, and amended the agreement in March 2002, for NFC to provide public relations and communications services to the company for a period of 12 months. We paid NFC $20,000 cash and issued 40,000 shares for NFC's services (valued at $14,000). This agreement has been terminated.

     All of these shares (683,059 total) were issued as restricted securities under section 4(2) of the 1933 Act.

     In 2001, we filed a registration statement with the SEC (SEC File No. 333-72252) to cover resale of shares owned by the above persons and entities, and shares which might be sold to Dutchess Fund and DRH. This registration statement was declared effective by the SEC in April 2002. Before the investment agreement was terminated, 67,960 shares was sold in 2002 to Dutchess Fund and DRH under the investment agreement, at a price equal to 93% of the market prices at the time. The company realized $10,100 from the sale of stock to Dutchess Fund (no shares sold to DRH) after deduction of $900 in offering costs paid to Dutchess Advisors, Ltd. and to a brokerage firm (May Davis, Inc.), also pursuant to the investment agreement.

     In 2002, those persons and entities which received stock in the company in connection with the negotiation and execution of the investment agreement (Dutchess Fund, Dutchess Advisors, the brokers associated with May Davis Group, National Financial Communications, and Mr. LaRocco), and Dutchess (which bought 67,960 shares in 2002) sold all of the 751,019 shares they received. The resale registration statement no longer is in effect; in the second quarter 2004, the company deregistered the balance of shares which could have been sold to Dutchess Fund and DRH under the investment agreement and resold under the registration statement.

     Except for the debenture and the warrant held by Dutchess Fund, the company has no contractual or other relationship with Dutchess Fund, DRH, May Davis, or National Financial, or any affiliates of or persons associated with those entities.

                                 USE OF PROCEEDS

     We will not receive proceeds from the selling shareholders' sales, but we will receive up to $529,988 if they exercise all of the warrants covered by this prospectus. These funds will be applied to general working capital, consisting of corporate administrative expense, and exploration costs on the Arco property (and other properties which may be acquired). No exploration budgets have been prepared to date.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     The stock is traded on the Nasdaq Over-the-Counter Bulletin Board ("CCRE.OB").

     The following shows the high and low market quotation for the shares for the last three years. Quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions, and do not necessarily represent actual transactions.

                                  Low              High
                                  ---              ----
         2001
         ----
         First Quarter            $1.218           $1.75
         Second Quarter           $1.156           $1.813
         Third Quarter            $0.77            $1.563
         Fourth Quarter           $0.31            $0.90

         2002
         ----
         First Quarter            $0.25            $0.51
         Second Quarter           $0.21            $0.51
         Third Quarter            $0.18            $0.48
         Fourth Quarter           $0.13            $0.43

         2003
         ----
         First Quarter            $0.10            $0.25
         Second Quarter           $0.07            $0.31
         Third Quarter            $0.10            $0.25
         Fourth Quarter           $0.14            $0.49

         2004
         ----
         First Quarter            $0.22            $0.49

     The company has approximately 337 shareholders of record (approximately 1,000 beneficial owners). The stock transfer agent is Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, NV 89119.

     The company has never paid any dividends. There are no legal restrictions which limit the company's ability to pay dividends but, based on its present financial situation, it is extremely unlikely to do so in the near future.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS,
                             AND PLAN OF OPERATIONS

     PLAN OF OPERATION.

     The company is engaged in the acquisition and exploration of precious metals mineral properties. As part of its growth strategy, the company will focus its future activities in the Western Hemisphere, with an emphasis on Latin America, particularly Mexico. The extent of these activities will be subject to available funding. Management intends to maximize exploration expenditures by utilizing a focused approach to generative exploration, while simultaneously seeking out potential near-term production properties.

     The company presently has gold exploration projects located in Mexico and in California and Arizona. The US projects are inactive. None of these properties has any proven or probable reserves and none of these properties is in production. All expenditures on all properties are expensed, not capitalized.

     Since June 2003, management has investigated several interesting mining properties in Mexico, which met the objectives of the company's future growth strategy. In September 2003, the company incorporated a wholly owned Mexican subsidiary, Sierra Madre Resources S. A. de C. V., which will be the company's principal vehicle for future acquisitions in Mexico. In February 2004, the company acquired a 100% interest in a gold-silver mineral concession, referred to as the Arco Project (the "Project"). The Project includes a land package of 463 hectares (approximately 1,140 acres), which is owned by a private Mexican individual. The Project is located in Durango State, approximately 120 kilometers north-northwest of the city of Durango, and lies in the Central Plateau Gold-Silver belt of the Sierra Madre Occidental, near the historic Silver-Lead-Zinc district of Tejamen.

     The company intends to continue to attempt to develop industrial sales for the volcanic materials located on the Pisgah property in California, as a follow up to the limited industrial sales attained in 2003 and 2002. No further testing is planned at this time with respect to developing a leaching process to extract precious metals contained in the cinder materials.

     The company presently has two full-time employees and two part-time geological consultants and will continue to rely on outside consultants and agents, in the near-term, to perform various administrative, legal and technical functions, as required.

     At May 17, 2004, we had approximately $130,000 cash available to sustain operations, which would cover the company's planned activities at least through July 31, 2004. We may seek additional capital by sale of restricted stock in private placement transactions in Canada, loans from directors, or possible funding or joint venture arrangements with other mining companies.

     On January 29, 2004, the company entered into an agreement with IBK Capital Corp. ("IBK"), whereby IBK agreed to assist the company in arranging financing of up to $1,000,000 on terms to be negotiated. The agreement is effective through July 28, 2004 and may be terminated or extended by either party upon 15 days advance notice in writing. To date, no financing has been finalized. Other than the IBK agreement, there are no plans or arrangements now in place to fund the company or its operations by any of the means noted above.

LIQUIDITY AND CAPITAL RESOURCES AT MARCH 31, 2004 COMPARED TO MARCH 31, 2003, AND RESULTS OF OPERATIONS FOR THE THREE MONTHS MARCH 31, 2004 AND MARCH 31, 2003

     As of March 31, 2004, we had a working capital deficit of $390,100 and approximately $139,200 cash was available to sustain operations. The working capital deficit as of December 31, 2003 was $661,000 and approximately $17,400 cash was available.

     The company had sales of $5,700, and gross profit of $2,500, from the sale of cinder materials during the three-month period ended March 31, 2004, compared with sales of $6,200 and gross profit of $2,900 for the three-month period ended March 31, 2003. The company sustained a net loss of $481,400 for the three months ended March 31, 2004, compared to a net loss of $144,700 for the three months ended March 31, 2003. The increased net loss in the 2004 period was principally due to a $274,000 increase in interest expense and a $66,300 increase in general and administrative expenses. The higher interest expense was entirely due to a $277,300 non-cash charge, using the Black Scholes model, to record the value of warrants to purchase 1,233,127 shares which were granted to shareholders (including officers and directors), in connection with the conversion of $82,687 in notes payable and $225,595 in accrued salary into 1,233,127 restricted common shares (at a conversion price of $0.25 per share). See "Certain Relationships and Related Transactions." These conversions eliminated $308,282 in liabilities from the company's balance sheet at March 31, 2004.

     The $66,300 increase in general and administrative expenses during the three months ended March 31, 2004 compared to the same period in 2003 was principally due to:

     o Consulting increased by $30,900, due to Mr. Ciali's consulting services and consulting geological and investor relations services, which were not incurred during the same period in 2003. Mr. Ciali was not appointed President of the company until March 2003, but a non-cash charge of $33,900, representing the value of the stock options granted to Mr. Ciali, was included in consulting services for the three-month period ended March 31, 2003.

     o Professional fees increased by $29,900, due to $21,400 in fees and advance expenses paid to IBK Capital Corp, in connection with a proposed $1 million financing, and higher legal expenses related to the new Mexican operations and general corporate requirements.

     o Travel and entertainment expenses increased by $8,400, due to international travel expenses, as part of the expansion of activities into Latin America, and Mr. Ciali's travel related expenses in general.

     Net cash used by operating activities amounted to approximately $96,900 for the three-month period ended March 31, 2004, compared with approximately $38,900 for the same period in 2003, reflecting the increased level of general and administrative expenses. The company financed its activities principally through the issuance of common stock, which amounted to approximately $199,100 for the three-month period ended March 31, 2004 compared to approximately $11,000 for the same period in 2003.

     Unless the company is able to establish the economic viability of its mining properties, the company will continue writing off exploration and testing costs. Losses will continue unless the company locates and delineates reserves and initiates mining operations. If reserves are delineated and mining operations are initiated, the company may capitalize certain of those expenses.

     The company has no material commitments for capital expenditures other than expenditures it chooses to make with respect to testing and or exploration of its mineral properties.

LIQUIDITY AND CAPITAL RESOURCES AT DECEMBER 31, 2003 COMPARED WITH DECEMBER 31, 2002, AND RESULTS OF OPERATIONS FOR THE TWO YEARS ENDED DECEMBER 31, 2003:

                                                   Year ended December 31,
                                            ----------------------------------
                                                 2003                 2002
                                            ------------          ------------

Material sales                              $    20,000           $       300

Cost of sales                                     9,100                   200

Gross profit                                     10,900                   100

General & administrative expenses              (586,300)             (578,400)

Other income (expenses)                        (135,700)             (131,000)

Net loss                                    $  (711,100)          $  (709,300)

     Mineral sales in 2003 and 2002 were related to limited industrial sales of cinder material from the Pisgah property.

     The following table summarizes working capital, total assets, accumulated deficit, and shareholders' equity:

                                                  Year ended December 31,
                                            ----------------------------------
                                                 2003                  2002
                                            -------------         ------------

Working capital                             $   (661,000)         $  (358,500)

Total assets                                $     46,400          $     72,200

Accumulated deficit                         $ (5,392,300)         $ (4,681,200)

Shareholders' deficit                       $ (1,019,700)         $  (730,400)

     In 2002, additions to funds available for operations, in the amount of $399,600, were provided by: a.) $271,000 from the sale of 1,025,320 restricted common shares for proceeds of $260,900 and the sale of 67,960 restricted shares to Dutchess Private Equity Fund under the Investment Agreement for proceeds of $10,100 (net of offering costs of $900); b.) $79,000 in notes payable from related parties: $25,000 - First Colony Merchant, a shareholder, (secured, with an interest rate of 8.0%, due on demand), $19,908 - Landing Insurance Agency, a shareholder, (unsecured, with an interest rate of 5.0%, due July 15, 2003), $10,492 - Scott A. Nichols, a shareholder, (unsecured, with an interest rate of 24.0%, due May 26, 2002), $10,000 - James Dacyszyn, a director, (unsecured, with an interest rate of 7.50%, due with respect to $5,000 February 12, 2003 and with respect to $5,000 April 22, 2003), $5,000 - Brian Wolf, a director, (unsecured, with an interest rate of 7.50%, due July 1, 2003), $3,600 - Betty Ann Sloan, a shareholder, (unsecured, with an interest rate of 7.50%, due February 5, 2003), $3,000 - Barry Amies, a director, (unsecured, with an interest rate of 7.50%, due April 5, 2003), and $2,000 - Ronald D. Sloan, Chairman, (unsecured, with an interest rate of 7.50%, due July 1, 2003); and c.) $120,000 from a convertible debenture (unsecured, with an interest rate of 8.0%, due June 12, 2004, issued to Dutchess Private Equities Fund); offset by $70,400 principal payments on notes payable to related parties: $32,220 - Ronald D. Sloan, Chairman, $10,492 - Scott A. Nichols, a shareholder,

$12,500 - First Colony Merchant, a shareholder, $10,000 - Owen Sequoia, a shareholder, $3,588 - Landing Insurance, a shareholder, and $ 1,600 - Betty Ann Sloan, a shareholder.

     In 2003, additions to funds available for operations, in the amount of $193,500, were provided by: a.) $164,700 from the sale of 823,410 restricted common shares; b.) $41,900 in notes payable from related parties: $25,000 - First Colony Merchant, a shareholder, (secured, with an interest rate of 8.0%, due January 2, 2004), $12,500 - James Dacyszyn, a director, (unsecured, with an interest rate of 7.50%, due with respect to $10,000 February 18, 2004 and with respect to $2,500 March 7, 2004), $3,000 - Barry Amies, a former director and a shareholder, (unsecured, with an interest rate of 7.50%, due with respect to $1,000 March 27, 2004 and with respect to $2,000 September 8, 2004), and $1,400
- Ronald D. Sloan, Chairman, (unsecured, with an interest rate of 7.50%, due June 30, 2004) (see notes to the audited financial statements), and c.) $13,100 principal payments on notes payable to related parties, Ronald D. Sloan, Chairman.

     We recorded a net loss from operations in 2003 of $711,100 compared to a net loss from operations of $709,300 in 2002. A $10,800 increase in gross profit on industrial sales in 2003, due to higher sales ($20,000 in 2003, compared to $300 in 2002), was offset by a $7,900 increase in general and administrative expenses and a $5,000 increase in interest expense in 2003 compared to 2002, respectively.

     General and administrative expenses increased by $7,900 in 2003 to $586,300, compared to $578,400 in 2002. The increase, stated as changes in 2003 compared to 2002, was due principally to:

     o A $104,000 increase in consulting expenses, principally due to a non-cash charge of $33,900, representing the value of the stock options granted to Mr. Ciali when he was appointed President of the company in March 2003, and an increase in overall consulting fees, as a result of Mr. Ciali's and third party geological and investor relations consulting services.

     o A $26,700 increase in travel and entertainment expenses due to international travel expenses, as part of the company's growth strategy to expand its mining-related activities into Latin America, and management travel-related expenses, in general.

     o A $10,700 increase in professional fees due to higher legal fees incurred both in the US and Mexico and somewhat higher audit fees.

     o A $59,300 decrease in bad debts expense, as no bad debts expense was incurred in 2003.

     o A $29,700 decrease in insurance expense because the company's insurance policy has not yet been renewed, as more reasonably priced bids coverage is being sought.

     o A $24,500 decrease in exploration expenses as there were only limited expenditures on the company's US-based exploration properties.

     o A $18,700 decrease in advertising and promotion expenses as part of the company's overall cost savings efforts.

     Interest expense increased by $5,000 in 2003 to $162,200 compared to $157,200 in 2002, due principally to a somewhat higher level of debt outstanding and equity conversions under the Dutchess Fund convertible debenture, which include an interest component to account for the difference in the share price of the company's common stock on the date of conversion compared to the discounted conversion share price pursuant to the convertible debenture agreement.

     Unless we can establish the economic viability of the company's exploration properties, we will continue writing off the expenses of exploration and testing. Therefore, losses will continue until such time, if ever, as we establish the economic viability of the properties. If viability is established for a property, some of the expenses related to that property would be capitalized instead of expensed.

     We have no material commitments for capital expenditures.

                                    BUSINESS

     The company is an exploration company. Since 1996, we have examined various mineral properties prospective for precious metals and minerals and acquired those deemed promising. We own, lease or have interests in one mineral property in Durango State, Mexico, and four mineral properties in the southwestern United States (California and Arizona).

     Prior to 2003, we performed more than 1,000 "in-house" assays on mineral samples from our properties in the United States. An assay is a test performed on a sample of minerals to determine the quantity of one or more elements contained in the sample. The in-house work was conducted with our equipment by persons with whom we contracted, who are experienced in performing assays, but were not independent of us. We also sent samples of materials from which we obtained the most promising results to outside independent assayers to confirm in-house results.

     All the United States properties, and the Mexico property, are "grass roots" because they are not known to contain reserves of precious metals or other minerals (a reserve is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination). None of these properties is in production. In 2003, we sold $20,000 of volcanic cinders materials from the Pisgah, California property to an industrial user.

     The company's current focus is in Latin America, particularly Mexico. In 2003, the company hired a new chief executive officer (Anthony F. Ciali) and retained a consulting geologist (Luis Vega). A second consulting geologist (Terry Brown) was retained in 2004. All these individuals have extensive experience with large companies in locating, acquiring and putting precious metals properties into production in North and South America. See "Management."

     In 2003, the company incorporated a wholly-owned subsidiary in Mexico, Sierra Madre Resources S.A. de C.V. ("SMR"), to be our principal operating entity for mining-related acquisitions and activities in Mexico. In February 2004, SMR acquired a 100% interest in a gold-silver mineral concession, in Durango State, Mexico. This is an exploration stage property. See "Arco Project." Other subsidiaries may be incorporated in other countries as needed.

     We will pursue a diversified strategy over time. Management intends to maximize exploration expenditures by utilizing a focused approach to generative exploration, while simultaneously seeking to acquire potential near-term production properties. To the extent that financing is available, we will explore, develop, and, if warranted, bring into production precious metals properties for our own account or in conjunction with joint venture partners (in those instances where we acquire less than a 100% interest in a property). However, either due to the lack of available financing, or the number of properties which merit development at any point in time, or the scope of the exploration and/or development work of a particular property being beyond the company's financial and administrative capabilities, the company may farm out one or more of its properties to other mining companies.

     PROPERTIES

     GENERAL.

     We own or have interests in five properties: The Arco Project in Durango State, Mexico, and four properties in the United States. Of the United States properties, one is owned (patented mining claims on a volcanic cinders property at Pisgah, California), one is leased with an option to purchase (the Cerbat property in Mohave County, Arizona), and two properties are groups of unpatented mining claims located on federal public land and managed by the United States Bureau of Land Management (the "BLM"): the Owl Canyon property (23 miles northeast of Baker, California); and the Wikieup property (in Mohave County, Arizona).

     In the United States, unpatented claims are "located" or "staked" by individuals or companies on federal public land. Each placer claim covers 160 acres and each lode claim covers 20 acres. The company is obligated to pay a maintenance fee of $100 per claim per year to the BLM and file an Affidavit of Assessment Work with the County showing labor and improvements of at least $100 for each claim yearly.

     If the statutes and regulations for the location and maintenance of a mining claim in the United States are complied with, the locator obtains a valid possessory right to the contained minerals. Failure to pay such fees or make the required filings may render the mining claim void or voidable. We believe we have valid claims, but, because mining claims are self-initiated and self-maintained, it is impossible to ascertain their validity solely from public real estate records. If the validity of an unpatented mining claim is challenged by the government, we would have the burden of proving the present economic feasibility of mining minerals located on the claims.

     ARCO PROJECT.

     On February 17, 2004, SMR acquired a 100% interest in a exploration stage gold-silver mineral concession, referred to as the Arco Project (the "Project"). The Project includes a land package of 463 hectares (approximately 1,140 acres), which is owned by a private Mexican individual (the "Concessionaire"). The Project is located in Durango State, approximately 120 kilometers north-northwest of the city of Durango, and lies in the Central Plateau Gold-Silver belt of the Sierra Madre Occidental, near the historic Silver-Lead-Zinc district of Tejamen.

     SMR acquired its 100% interest in the Project subject to a ninety days due diligence period, for which SMR paid the Concessionaire $1,000. If SMR elects to proceed with the Project, it will be required to pay an additional $1,000 to the Concessionaire and make future minimum semi-annual advance royalty payments ("Advance Royalty"), ranging from $2,000 initially to a maximum of $4,000 after
4.5 years. If production commences on the Project, the Concessionaire will receive a quarterly net smelter returns production royalty ("Production Royalty"), ranging from 1% at gold prices less than $300 to a maximum of 6% at gold prices of $450 or higher. SMR will be permitted to deduct all Advance Royalty payments against any future Production Royalty payments, on an unlimited carry-forward basis. In addition, SMR will be permitted to recoup all of its development capital expenditures from the Project's net operating cash flow, before being required to make any Production Royalty payments. During the recoupment period, the periodic Advance Royalty payments will be doubled. When the sum of all payments to the Concessionaire amounts to $3.5 million, SMR will obtain title to the Arco concession and be relieved of making any further payments to the Concessionaire.

     Initial geological work indicates that the Project is a low-sulfidation epithermal gold-vein occurrence in Upper Series rhyolite formation. Typically, it is the underlying andesite formations that are mineralized in Mexico. The fact that the veins occur in the rhyolite formation is unusual and indicates the potential for wider and stronger vein structures in the underlying Lower Series andesite formation. Limited surface chip sampling has returned encouraging gold values. Although the exposed surface veins are narrow (from 2 to 100 centimeters for individual veins in zones of up to 20 meters), they have a strike length of over 2 kilometers and form vein swarms, suggesting that the veins may thicken at depth in the underlying andesite series rocks.

     SMR has completed its due diligence review of the Project, and now plans to start exploration activities in the second quarter 2004, including a mapping, sampling and trenching program, leading to a first phase drilling program to test the significant and unusual vein outcropping in the Upper Series rhyolite formation and the implications this may have on the potential for more robust vein structures in the underlying andesite formation.

     Under the Mining Law of Mexico, exploration concessions are granted for a period for six years and may not be renewed. Prior to the expiration of the six-year exploration term, a concessionaire may request to have all, or any portion, of the exploration concession substituted for an exploitation concession, which has a term of 50 years and may be renewed for an additional 50 years. To maintain the concessions in good standing, the concessionaire is required to perform certain annual exploration or exploitation work, and pay semi-annual mining duties based on the number of hectares per concession. The mining duty per hectare escalates over time and is greater for exploitation concessions; typically, companies will obtain concessions over a large area, then drop portions of the concessions to save on paying mining duties, as exploration work refines the best areas to keep. A concessionaire is not required to pay to the Mexican government any royalty on production from an exploitation concession.

     The exploration term of the Arco concession expires in 2009.

PISGAH, CALIFORNIA PROPERTY.

     GENERAL, TESTING. In 1997 we acquired fee title to a "volcanic cinders" property at Pisgah, San Bernardino County, California, for $567,000. The cinders material resulted from a geologically recent volcanic eruption.

     The property is privately owned and is comprised of approximately 120 acres located 10 miles southwest of Ludlow, California, with a very large hill of volcanic cinders, accessible by paved road from Interstate 40. An independent survey service hired by the company reported that there are approximately 13,500,000 tons of volcanic cinders above the surface. Approximately 3,500,000 tons of the cinders have been screened and stockpiled, the result of prior operations by Burlington Northern Railroad Co. which processed the cinders from the hill for railroad track ballast, taking all cinders above about one inch diameter and leaving the rest on the ground surface within one-quarter mile of the hill. The remaining material in the hill, and the material left over from Burlington's operations, can easily be removed by front end loaders and loaded into dump trucks for hauling. The Cinder and Cinder #2 patented mining claims contain morphologically young alkali basalt and hawaiite lava flows and cinder. The cinder and spatter cone is about 100 meters high and has a basal diameter of about 500 meters. The volcanic cone and crater consists of unsorted basalis tephra, ranging from finest ash, through scoriascious cinders and blocks, to dense and broken bombs up to two meters in dimension.

     The company owns equipment which was acquired with the property, and is located on the property: a ball mill for crushing cinders, truck loading pads, two buildings, large storage tanks, conveyors to load trucks, material silos and screening equipment.

     The Pisgah property consists of patented claims we own; no fees have to be paid to the BLM or work performed on the claims to retain title to the property.

     Electrical power presently is not available to the site, and is not expected to be needed.

     From 2000 through 2002, the company ran numerous tests on the "volcanic cinders" property (located on patented mining claims we own at Pisgah, California) to determine if the material contains precious metals. Although the program indicated precious metals may exist in material taken from the Pisgah property, overall the program results were inconclusive. There are no current plans to continue the analysis program at Pisgah. The company is evaluating the potential sale of the cinders as industrial minerals in the future.

     PISGAH PROPERTY MINING LEASE. To generate working capital, as of May 1, 1998 we signed a Mining Lease Agreement for the Pisgah property with Twin Mountain Rock Venture, a California general partnership ("Twin Mountain," a subsidiary of Rinker Materials, Fort Calhoun, Nebraska). The Agreement is for an initial term of 10 years, with an option to renew for an additional ten year term. Twin Mountain has the right to take 600,000 tons of volcanic cinders during the initial term, and 600,000 more tons during the additional term, for processing and sale as decorative rock. The material would be removed from the original cinder deposit, not the stockpiled material. Twin Mountain has not removed any material to date.

     The agreement provides Twin Mountain will pay minimum annual rental payments of $22,500 for the initial term and $27,500 per year for the additional term. Twin Mountain is also obligated to pay us a monthly production royalty for all material removed from the premises: The greater of 5% of gross sales f.o.b. Pisgah, or $.80 per ton for material used for block material; plus 10% of gross sales f.o.b. Pisgah for all other material. Against these payments, Twin Mountain will be credited for minimum royalty payments previously made.

     Twin Mountain is current in payments, which are pledged to service company debt. Twin Mountain has not yet removed any material from the property and has not indicated when it would do so. Twin Mountain does not have the right to remove or extract any precious metals from the property; it does have the right to remove cinder material which could contain precious metals (and Twin Mountain would have title to the removed cinder material), but it cannot process the materials for precious metals either on or off site.

     Mining and reclamation permits, and an air quality permit have been issued by the California regulatory agencies in the names of both Twin Mountain and the company. We posted a cash bond in the amount of $1,379 (1% of the total bond amount) and Twin Mountain has posted the remainder of the $137,886 bond. If Twin Mountain defaults, we would be responsible for reclamation of the property, but reclamation costs incurred in that event would be paid in whole or part by the bond posted by us and Twin Mountain. Reclamation costs are not presently determinable.

     PISGAH PROPERTY - DEBT TRANSACTIONS. In 1998, the company borrowed $100,000 from a private lender. The debt carried annual interest at 8%, was secured by a first deed of trust on the Pisgah property, plus our rights to payments under the Twin Mountain lease. This debt has been paid.

     At December 31, 2003, we owed a second private lender (First Colony Merchant) a total of $487,751 including accrued interest, secured by a deed of trust and assignment of rents (payments under the Twin Mountain lease) on the Pisgah property. For additional consideration for part of the amounts loaned, the company granted the lender a five year option to purchase 300,000 restricted shares of common stock, at the lower of $0.65 per share or 50% of the lowest trading price during the month before exercise, payable in cash. The option was exercised in 2000 at $0.52 per share. As further consideration, also in 2000 we issued 45,000 restricted shares of common stock to a corporate affiliate of the lender as a loan placement fee. The company is in default of interest payments totaling $100,000 and is negotiating forbearance on collection of the interest with the lender.

     OWL CANYON - S & S JOINT VENTURE

     In 1996, the company entered into a Joint Venture Agreement with the Schwarz family covering approximately 425 acres of unpatented placer and lode mining claims in the Silurian Hills of California, known as Owl Canyon. The S & S Joint Venture has since increased its holdings to 740 acres of lode claims and a five acre mill site claim. These claims are prospective for precious metals and some base metals. The property is located approximately 23 miles northeast of Baker, California, accessible by 23 miles of paved and dirt road. The company and the Schwarz family each have a 50% interest in the venture which is operated by a management committee, comprised of Ronald Sloan, a director of the company, and Ms. Robin Schwarz.

     Holding costs are approximately $3,809 per year for county and BLM filing fees, and work must be performed on the property each year to keep title to the claims.

     Pursuant to the Joint Venture Agreement, we are funding the venture's operations. Any income from the venture will first be paid to the company to repay funds advanced to the venture or spent on its account, with any additional income divided 50% to the company and 50% to the Schwarz family.

     As the acquisition price of its 50% interest in the S & S Joint Venture, in 1996 the company issued 500,000 restricted shares of common stock to the Schwarz family.

     The venture owns miscellaneous drilling, milling and assay and facilities, all of is stored at the property. The equipment is used but operational.

     Prior to 2003, the company conducted extensive preliminary testing and assaying on the Owl Canyon property. Results indicate precious metals may be present in material located on the Owl Canyon property, but the results are inconclusive and we have no current plans to continue exploration of this property.

     GEOLOGY OF OWL CANYON.

     Mineralization on the property migrates along north/south oriented faulting and at the contact point between metamorphic and dolomite rocks. Metalliferous deposits along these fractures are prevalent near the central area of Owl Canyon. Along the southern side of the property, fault contact areas exhibit localized zone alteration from migrating hydrothermal fluids producing a mineralized vein ranging in width from approximately 18 to 36 inches.

     We have performed external and in-house fire assays on material from the Owl Canyon property, sending both trench and rock samples to independent laboratories. Approximately 15 tons of material was removed to a depth of 3 to 4 feet to expose a continuation of one of the veins. Samples from this material were analyzed by an independent laboratory.

     A detailed structural and geologic mapping survey has been completed on the property, indicating some zones in certain areas are suitable exploration targets. Currently, work on this property has been suspended. This property is without known reserves and future work would be exploratory in nature. There was no significant activity on this property in 2003.

      CERBAT PROPERTY

     On March 12, 1998, we signed a Lease and Purchase Option Agreement covering six patented mining claims in the Cerbat Mountains, Hualapai Mining District, Mohave County, Arizona. The patented claims cover approximately 120 acres. We paid $10,000 as the initial lease payment and are obligated to pay $1,500 per quarter as minimum advance royalties. The company has the option to purchase the property for $250,000, less payments already made. In the event of production before purchase, we will pay the lessor a production royalty of 5% of the gross returns received from the sale or other disposition of metals produced. Except for limited testing and evaluation work performed in mid-2002, no work has been performed on this property since

1999. Access is north 15 miles from Kingman, Arizona on Highway 93, east from the historical market to Mill Ranch, then left three miles to a locked gate.

     The country rock is pre-Cambrian granite, gneiss and schist complex. It is intruded by dikes of minette, granite porphyry, diabase, rhyolite, basalt and other rocks, some of which are associated with workable veins and are too greatly serieitized for determination. The complex is also flanked on the west by masses of the tertiary volcanic rocks, principally rhyolite. The mineralized body contains principally gold, silver and lead. They occur in fissure veins, which generally have a north-easterly trend and a steep north-easterly or south-westerly dip. Those situated north of Cerbat wash are chiefly gold bearing while those to the south principally contain silver and lead. The gangue is mainly quartz and the values usually favor the hanging wall. The company has been informed by the owner that the property contains several mine shafts of up to several hundred feet in depth and tailings piles containing thousands of tons of tailings. The property has not produced since the late 1800's.

     The buildings on the property are practically valueless, owing to being in disuse for so many years.

     We conducted (in late June and July 2002) a limited number of preliminary tests and assays on material taken from mine dumps (material left on the property from mining by others many years ago). It was anticipated that this material could be economically processed. However, the dump material tonnage will not support a small-scale operation without being supplemented with additional underground ore. We are considering selling or farming out the property, as there have been expressions of interest in the property from time to time. There was no significant activity on Cerbat in 2003.

     WIKIEUP PROPERTY

     The Wikieup Arizona property consists of one unpatented lode mining claim namely the Brown Derby #25 located in Section 36, Township 160N and Range 140W. The 20 acre claim is accessed via gravel road just off Highway 93 at the town of Wikieup, Arizona.

     Holding costs are approximately $109.00 per year for county and BLM filing fees, and work must be performed on the property each year to keep title to the claims.

     The geology of the area is comprised of Precambrian granoids and gneiss. Outcrop is extensive on the property and rock units include diorite, gabbro and granitic dikes. The company has kept the claim in good standing by submission of the required rental fees. We have conducted very limited geologic examination and surface sampling of the rock units on the property. We are holding this property for possible limited exploration. This property is without known reserves. There was no significant activity on this property in 2003.

PERMITTING

     Exploration and mining operations in the United States are subject to statutory and agency requirements which address various issues, including: (i) environmental permitting and ongoing compliance, including plans of operations which are supervised by the Bureau of Land Management ("BLM"), the Environmental Protection Agency ("EPA") and state and county regulatory authorities and agencies (e.g., state departments of environmental quality) for water and air quality, hazardous waste, etc.; (ii) mine safety and OSHA generally; and (iii) wildlife (Department of Interior for migratory fowl, if attractive standing water is involved in operations). The company has been added by San Bernardino County as a party to the Approved Mining/ Reclamation Plan and related permits, which have been issued for the Pisgah property.

     Operations in Mexico are subject to similar requirements for environmental permitting and compliance, which are administered by Mexican government agencies at various levels.

     Because any exploration (and future mining) operations of the company would be subject to the permitting requirements of one or more agencies, the commencement of any such operations could be delayed, pending agency approval (or a determination that approval is not required because of size, etc.), or the project might even be abandoned due to prohibitive costs.

     Generally, the effect of governmental regulations on the company cannot be determined until a specific project is undertaken by the company.

     In the United States, federal, state and local provisions regulating the discharge of material into the environment, or otherwise relating to the protection of the environment, such as the Clean Air Act, Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response Liability Act ("Superfund") affect mineral operations. For exploration and mining operations, applicable environmental regulation includes a permitting process for mining operations, an abandoned mine reclamation program and a permitting program for industrial development and siting. Other non-environmental regulations can impact exploration and mining operations and indirectly affect compliance with environmental regulations. For example, a state highway department may have to approve a new access road to make a project accessible at lower costs, but the new road itself may raise environmental issues. Compliance with these laws, and any regulations adopted thereunder, can make the development of mining claims prohibitively expensive, thereby frustrating the sale or lease of properties, or curtailing profits or royalties which might have been received therefrom. In 1997, the S & S Joint Venture spent approximately $32,000 to clean up areas of the Owl Canyon properties as requested by the BLM. The company cannot anticipate what the further costs and/or effects of compliance with any environmental laws might be. The BLM approved the S&S Joint Venture trenching program at Owl Canyon without a requirement for bonding. The BLM approved the reclamation of this trenching program in 2000. BLM demanded further clean up of the mill site and surrounding area, and the Joint Venture complied with their request in 2000.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     Officers and directors of the company are listed below. Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

     NAME                 AGE     POSITION AND TENURE

     Anthony F. Ciali     58      President (since March 2003), and Chief
                                  Executive Officer and Director (since April
                                  2003)

     Ronald D. Sloan      63      President from May 1996 to March 2003;
                                  Treasurer, and Chief Financial Officer since
                                  May 1996; Chairman of the Board since
                                  January 2001

     John Brian Wolfe     52      Secretary and a Director since May, 1996

     James Dacyszyn       72      Director since February, 1999

     ANTHONY F. CIALI. Mr. Ciali is a senior mining executive with over twenty-three years of international mining industry experience. Mr. Ciali was appointed President of the company on March 24, 2003 and Chief Executive Officer and a director of the company on April 25, 2003. Prior to joining the company, Mr. Ciali was, from July 1999 to December 2002, EVP-COO and CFO of ACS Advanced Computer Systems, Inc., a computer related company. From July 1997 to September 1999, he was a mining industry consultant. Mr. Ciali was President and CEO, and a director of Monarch Resources Limited, an international gold mining company listed on The Toronto Stock Exchange, with exploration and mining operations in Venezuela and Mexico and approximately 700 employees, from May 1991 to June 1997. From 1977 to 1990, Mr. Ciali was Vice President Finance and Administration of Gold Fields Mining Corporation ("Gold Fields"), an international gold mining company and a wholly owned subsidiary of Consolidated Gold Fields PLC. Gold Fields had annual gold production of approximately 400,000 ounces from gold mines based in the western United States, and an annual exploration budget of approximately $20 million for exploration projects in North and South America. Gold Fields employed over 700 people. From 1976 to 1977, Mr. Ciali was Assistant Controller of Azcon Corporation, an affiliate of Gold Fields, which was involved in steel distribution and manufacturing. From 1972 to 1976, he was employed as an auditor with Price Waterhouse, in New York, New York, where he obtained a CPA license (no longer active). Mr. Ciali has a BSc. degree in Mechanical Engineering and a Masters degree in Business Administration.

     RONALD D. SLOAN. Mr. Sloan served as President, Treasurer and CEO from May 2, 1996 until his resignation as President on March 24, 2003 and as CEO on April 25, 2003. He is Chairman of the Board of Directors and Treasurer (and Chief Financial Officer) of the company. During the past twenty five years Mr. Sloan has been an entrepreneur as an owner and operator of several companies including: Atlas Insurance Adjusters Ltd, partner/president from 1977 to 1978; United Auto Parts, senior manager, parts sales and distribution, approximate staff of 100 from 1979 to 1984; Save-On Auto Parts Ltd., shareholder, president, secretary, parts sales and distribution, approximate staff of 40 from 1985 to 1989; Knight Auto Recyclers Ltd., owner/president, parts sales and distribution from 1990 to 1995; Scotmar Industries Ltd., D.B.A. Truck City Inc., senior management, parts sales and distribution from 1990-1995. Mr. Sloan spends his full time on the company's business and assists Mr. Ciali in operations. Mr. Sloan has no professional or technical credentials in the metals mining industry.

     JOHN BRIAN WOLFE. Since 1984, Mr. Wolfe has owned Wolfe & Associates Appraisal Services, which appraises damages sustained by vehicles, recreation vehicles, motorcycles and equipment for insurance companies throughout North America. From 1980 to 1984 he appraised damages to automobiles for ICBC (Insurance Corporation of British Colombia). Mr. Wolfe also managed McLaughlin Motors and Brasso Lincoln, both automotive companies where he was in charge of their full operation and payroll from 1977 to 1980. Mr. Wolfe has no direct metal mining experience, or any professional or technical credentials in the metals mining industry, however, he has experience in management affairs. Mr. Wolfe, Secretary, spends approximately 8 hours per month on the company's business.

     JAMES DACYSZYN. Mr. Dacyszyn is a Canadian citizen who is semi-retired. He owns and operates several concrete transit mix plants and gravel operations in central Alberta, Canada. He has no precious metal mining experience, or any professional credentials in the metals mining industry, but he does have extensive experience in Materials Engineering and holds a bachelor's degree in Civil Engineering. From 1954 to 1971 he managed a laboratory which tested gravels, asphalts, paints and coordinating quality control tests on earthwork. Mr. Dacyszyn also drilled and evaluated more than 500 gravel deposits in the Province of Alberta and has vast knowledge in crushing rock. From 1982 to 1995 he managed several concrete mixing plants and gravel operations, also producing aggregates as owner/operator. The companies are now being managed by his son, a professional engineer, and Mr. Dacyszyn is retained in a consulting capacity. Mr. Dacyszyn spends approximately 8 hours per month on the company's business.

DIRECTOR COMPENSATION

     The directors do not now have any stock options or similar plans, annuities, pension, retirement incentive, deferred compensation or any arrangements whereby they have been paid or may receive compensation.

     Each of our present directors who is also an employee receives no additional compensation for acting as a director or attending meetings of directors. In the past, the company has not compensated outside (non-employee) directors for service but has reimbursed them for travel costs to attend Board meetings. In the future, the Board of Directors may issue non-qualified options to non-executive directors. The terms of such options to be granted have not yet been established.

      STOCK OPTION PLANS

     THE CAN-CAL 2003 QUALIFIED INCENTIVE STOCK OPTION PLAN. The 2003 Qualified Incentive Stock Option Plan was established by the Board of Directors in June 2003 and approved by shareholders in October 2003. A total of 1,500,000 shares of common stock are reserved for issuance under this plan, which will be used to compensate senior executives and mid-level employees in the future. An option on 500,000 shares has been granted to Mr. Ciali under this plan (see "Executive Compensation").

     THE CAN-CAL 2003 NON-QUALIFIED STOCK OPTION PLAN FOR SENIOR EXECUTIVES, OUTSIDE DIRECTORS, AND CONSULTANTS. The 2003 Non-Qualified Option Plan was established by the Board of Directors in June 2003 and approved by shareholders in October 2003. A total of 1,500,000 shares of common stock are reserved for issuance under this plan, of which 300,000 shares are covered by an option granted to Anthony F. Ciali when he was appointed an officer of the company in March 2003 (see "Executive Compensation"), and 100,000 shares are covered by an option granted to Luis Vega when he signed a consulting agreement with the company in April 2003 (see "Agreements with Consultants").

     The total number of options issued and outstanding at any time, under both the Qualified and Non-Qualified Stock Option Plans will not exceed 10% of the company's issued and outstanding common stock, calculated on a pro forma basis.

CODE OF ETHICS

     The company has adopted a Code of Ethics. A copy of the Code of Ethics will be provided to any person, without charge, upon written request addressed to Ronald D. Sloan, Chairman, 8224 Ocean Gate Way, Las Vegas, Nevada 89128

                             EXECUTIVE COMPENSATION

     The following table shows selected information about the compensation paid or accrued to or for the account of executive officers in 2003, 2002 and 2001 for services, and bonuses rendered in all capacities in those years. In 2002 and 2001, the company had one executive officer (Ronald D. Sloan). The company does not have a long-term compensation plan.

                                                   SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                           ----------------------------------
                                              Annual Compensation                    Awards           Payouts
                                   --------------------------------------------------------------------------
(a)                        (b)         (c)          (d)          (e)           (f)          (g)         (h)        (i)
Name                                                            Other                                           All Other
and                                                            Annual      Restricted                  LTIP      Compen-
Principal                                                      Compen-        Stock      Options/     Payouts    sation
Position                  Year       Salary        Bonus       sation         Award       SARs(#)       ($)      ($)(2)
--------------------------------------------------------------------------------------------------------------------------

Anthony F. Ciali           2003    $79,435*      $ 18,000***     $ -0-         -0-    800,000(1)     $   -0-    $   -0-
CEO and                    2002    $ -0-         $       -0-     $ -0-         -0-        -0-        $   -0-    $   -0-
President                  2001    $ -0-         $       -0-     $ -0-         -0-        -0-        $   -0-    $   -0-

Ronald D. Sloan            2003    $60,000**     $       -0-     $ -0-         -0-        -0-        $   -0-    $   -0-
Treasurer (CEO             2002    $60,000**     $       -0-     $ -0-         -0-        -0-        $   -0-    $   -0-
to April 25, 2003)         2001    $30,000**     $       -0-     $ -0-         -0-        -0-        $   -0-    $   -0-

* Accrued (not paid) at the rate of $7,500 per month for March - August 2003, and $10,000 September - December 2003. See "Employment Agreement" below. This accrual was converted to equity in 2004. See "Certain Relationships and Related Transactions."

** Accrued (not paid) at the rate of $5,000 per month as of July 2001. These accruals were converted to equity in 2004. See "Certain Relationships and Related Transactions."

*** Accrued (not paid) at not less than 15% of Mr. Ciali's annualized compensation on the fiscal year-end monthly fee in effect. See "Employment Agreement" below.

(1) Stock options granted pursuant to the company's 2003 Stock Option Plans. See details of the options under "Employment Agreement" below.

(2) Does not include (a) $38,332 paid as rent for a Las Vegas apartment for Mr. Sloan in 2001, 2002 and 2003; or $6,346 for a car allowance, automobile operating expenses, medical insurance and life insurance paid for Mr. Ciali during the four months ended December 31, 2003.

     In 2003, the company ceased renting a separate apartment for Mr. Sloan in Las Vegas. From the last quarter 2003, the company pays for the costs of maintaining one apartment in Las Vegas which serves as a company office and also for persons transacting business with the company to stay.

                   OPTION GRANTS TO EXECUTIVE OFFICERS IN 2003

                                       PERCENT
                     NUMBER OF         OF ALL OPTIONS
                     SHARES UNDER-     GRANTED TO
                     LYING OPTIONS     EMPLOYEES          EXERCISE     EXPIRATION         GRANT DATE
NAME                 GRANTED           IN 2002            PRICE        DATE               PRES. VALUE (1)

Anthony F. Ciali     300,000           37.5%              $0.14        March 23, 2006     $  40,271
Anthony F. Ciali     500,000           62.5%              $0.16        Oct. 14, 2013      $  79,896

(1) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options that were granted to the named officer. The following facts and assumptions were used in making this calculation: Exercise prices of $0.14 and $0.16 which were equal to the market value of the stock on the grant dates (the average of the closing price for five days before the grant date for the first option (on 300,000 shares), March 24, 2003, and closing market price on the grant date for the second option, October 15, 2003); a zero dividend yield; expected volatility of 277.87%, risk-free interest rate of 3.0%, and an expected life of three and 10 years for each option.

    AGGREGATED OPTION/SAR EXERCISES IN 2003 AND OPTION/SAR VALUES AT 12/31/03

     The following table shows options exercised during 2003, options exercisable at December 31, 2003, and the dollar values for in-the-money options at December 31, 2003 (closing market price on that date was $0.25).

      (a)                  (b)              (c)                 (d)             (f)
                                                              Number
                                                              Value of
                                                             of Shares        Unexercised
                                                            Underlying       In-the-Money
                                                           Options/SARS      Options/SARs
                         Shares                             at 12/31/03       at 12/31/03
                        Acquired            Value          Exercisable/      Exercisable/
Name                 on Exercise (#)     Realized ($)     Unexercisable/     Unexercisable
----                 ---------------     ------------     --------------     -------------

Anthony F. Ciali           -0-                -0-          800,000/-0-        $78,000 (1)
    CEO

     (1) Equal to $0.25, the closing market price on December 31, 2003, less the $0.14 exercise price, multiplied by 300,000 shares, and less the $0.16 exercise price, multiplied by 500,000 shares.

EMPLOYMENT AGREEMENT

     On March 24, 2003 the company signed a Management Consulting Agreement with Anthony F. Ciali, to employ Mr. Ciali as President for a fee of $7,500 per month. The company issued an option to Mr. Ciali to purchase 300,000 shares at $0.14 per share (the average closing price for the five trading days preceding March 24, 2003); this option expires on March 23, 2006, and was fully vested upon grant. This is a non-qualified option. Mr. Ciali was appointed Chief Executive Officer and a director of the company on April 25, 2003.

     The original agreement contemplated re-negotiation in good faith between Mr. Ciali and the company, of certain terms after June 24, 2003. As result of re-negotiations after June 24, 203, on July 25, 2003, the agreement was amended to provide for: Monthly cash compensation of $10,000 from September 1, 2003 through December 31, 2003, and $12,500 starting January 1, 2004, with annual increases thereafter at the discretion of the board of directors (but not less than the annual rate of inflation); a cash bonus payable by January 30 of each year, with the amount determined at the discretion of the board of directors, but not less than 15% of the annualized compensation based on the fiscal year-end monthly fee in effect; medical and term life insurance, and a car lease allowance; the company establishing and paying for a branch office in Lawrenceville, New Jersey (the city of Mr. Ciali's residence); and the grant to Mr. Ciali of an option to purchase 500,000 shares (in addition to the prior option on 300,000 shares). The option was granted on October 15, 2003, is exercisable at $0.16 per share (market price on grant date), expires on October 15, 2013, and was fully vested upon grant. This is a qualified option.

     If the agreement (as amended) is terminated by the company other than for cause, or if Mr. Ciali terminates the agreement because he is paid less than the rate of cash compensation then in effect, or if there is a change in control of 25% or more of the combined voting power of the company, then Mr. Ciali will be entitled to 24 months severance pay at the monthly rate then in effect, payable monthly; payment of 24 months of continued medical and term life insurance, and the car lease allowance; and payment of annual bonuses for

24 months at the same amount paid prior to termination. If the agreement (as amended) is terminated by the company other than for cause, all of Mr. Ciali's stock options will remain exercisable for the balance of their terms.

     The agreement does not have a specific term, and will end only if either the company or Mr. Ciali terminate the agreement.

     The company does not have a written employment agreement with Ronald D. Sloan, Treasurer.

                           AGREEMENTS WITH CONSULTANTS

     - LUIS A. VEGA. On April 21, 2003 the company signed a Management Consulting Agreement with Luis A. Vega; the agreement does not have a specific term, and will continue until termination by either party on 30 days written notice.

     Mr. Vega has been retained as Senior Consulting Geologist to the company. He has 30 years of international gold exploration experience with senior mining companies, including Utah International, Duval Corporation, and (most recently) Battle Mountain Gold, where he was Vice President - Manager, Latin American Exploration. His exploration experience has encompassed projects in the Western United States, Mexico, and Central and South America, including Bolivia (the Korri Kollo gold mine), Chile, Argentina, and the Dominican Republic, as well as project submittal evaluations for properties in Peru, Ecuador, Brazil, Uruguay and Venezuela. Mr. Vega holds a Bachelor of Science in Geology and a Masters of Science in Economic Geology.

     Under the agreement with the company, Mr. Vega is paid $500 per day of service (based on invoices showing service and time provided), payable in restricted shares of common stock of the company, calculated by dividing the amount owed by the average closing price of the company's stock for each day's service. He also is reimbursed travel and entertainment expenses (plus accountable out-of-pocket expenses). Through December 31, 2003, the company has issued 205,166 restricted shares of stock to Mr. Vega to pay $31,500 of consulting services.

     As additional compensation, the company has issued to Mr. Vega a non-qualified stock option to purchase 100,000 shares of common stock at $0.22 per share (the average closing price for the five trading days before April 21, 2003). This option will fully vest on April 21, 2004 (is not exercisable before that date) if the consulting agreement then still is in effect; this option expires April 21, 2006 unless sooner forfeited on termination of the consulting agreement.

     The consulting agreement provides for Mr. Vega to receive a finder's fee if the company acquires a mineral property presented to the company for consideration. The fee will be a 1% net smelter return ("NSR") royalty on any future sales of mineral products from the acquired property. The NSR royalty will be calculated as 1% multiplied by the reported sales from the property, less shipping and refining costs.

     - TERRY BROWN. On April 19, 2004 the company signed a consulting agreement with Terry Brown; the agreement does not have a specific term, and will continue until termination by either party on 60 days written notice.

     Mr. Brown has been retained as a Consulting Geologist to the company. Mr. Brown has over 20 years of international gold mining, exploration and development experience with international mining companies, including Glamis Gold, Eldorado gold, Alamos Minerals, and Niugini Mining. In addition to his exploration background in the Western United States and Latin America, he has been involved with the start up of six mines, both in the United States and Latin America, principally in the capacity of Project/Construction manager. Mr. Brown has resided in Mexico for more than the past ten years and is well acquainted with the deposits and potential of Mexico's Sierra Madre Occidental Gold-Silver Belt, which is the company's regional focus in Mexico. Mr. Brown holds a Bachelor of Science degree in geology.

     Under the consulting agreement, Mr. Brown will provide services to the company for up to 20 days per month, for $250 per day, initially payable $160 in cash and $90 in restricted shares of common stock (at the closing stock price averaged over the days of service). At such time as the company has raised $1 million of financing after April 19, 2004 (or in any event after December 31, 2004), the $250 day rate will be paid in cash only. He also will be reimbursed for travel and entertainment expenses and accountable out-of-pocket expenses. In May 2004, 1,170 shares were issued to Mr. Brown for $269 of services.

     The consulting agreement provides for Mr. Brown to receive a finder's fee if the company acquires a mineral property formally presented to the company by Mr. Brown for acquisition consideration, based on a list of properties in Mexico he identified to the company when the consulting agreement was signed. The fee will be a 1% net smelter return ("NSR") royalty on any future sales of mineral products from a property on the list, if the company acquires the property. The NSR royalty will be calculated as 1% multiplied by the reported sales from the property, less shipping and refining costs. Mr. Brown will not be entitled to a finder's fee as to properties on the list if then already known to the company, or brought to his attention by the company or a third party even if on the list, or other properties on the list but which Mr. Brown has not formally presented to the company for acquisition consideration.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth certain information about beneficial ownership of our common stock as of May 25, 2004 by each officer and director, by any person or group who is known by us to own more than 5% of our common stock, and by the officers and directors as a group. The ownership information for officers and directors is based on the Forms 3 and 4 they have filed with the Securities and Exchange Commission pursuant to section 16(a) of the Securities Exchange Act of 1934. Based on the Forms 3 and 4, the beneficial owners have sole voting and dispositive power with respect to their shares except as otherwise noted.

     The number of shares shown as owned by the individual includes shares issuable on exercise of any options and warrants he holds. The percentage for each person has been determined by dividing (x) the shares owned by the individual plus the shares the person has the right to acquire on exercise of options and warrants by (y) the 16,064,751 shares outstanding at May 25, 2004, plus for each person with options and warrants, the number of shares the person has the right to acquire on exercise thereof. The shares shown as owned by officers and directors as a group includes shares issuable on exercise of the options and warrants, and the percentage of shares shown as owned by that group has been determined as if all of those options and warrants had been exercised.

                   NAME AND ADDRESS                AMOUNT AND NATURE
TITLE OF CLASS     OF BENEFICIAL OWNER            OF BENEFICIAL OWNER     PERCENT OF CLASS

Common stock       Ronald D.  Sloan*                 1,954,711(1)            11.7%
                   4312-212 Street
                   Langley, B.C., Canada

Common Stock       John Brian Wolfe*                 893,211(2)               5.6%
                   3157 Silver Throne Drive
                   Coquitlam, B.C., Canada

Common Stock       James Dacyszyn*                   862,316 (3)              5.4%
                   #64, 9703-41 Avenue
                   Edmonton, A.B., Canada

Common Stock       Anthony F. Ciali*                 1,435,480 (4)            8.4%
                   28 Lawrencia Drive
                   Lawrenceville, NJ 08648

Common Stock       All Officers and Directors        5,145,718 (5)           28.8%
                   as a group

*    Director

(1)  Includes 584,640 shares underlying warrants.

(2)  Includes 53,890 shares underlying warrants.

(3) 666,816 shares (including 98,408 shares covered by warrants) are owned directly by Mr. Dacyszyn and 195,500 shares are owned by a family company. Mr. Dacyszyn exercises investment and dispositive powers over 60,000 shares (31%) of those owned by the family company. The balance of shares in the family company are controlled by an adult son, who manages the family company and has a 25% pecuniary interest in these shares.

(4) Includes 800,000 shares covered by options and 317,740 shares underlying warrants.

(5) Assumes exercise of 1,054,678 warrants held by officers and directors (but not warrants on 178,449 shares held by a former director and his insurance agency), and the options on 800,000 shares held by Mr. Ciali.

Equity Plan Compensation Information - Information about Compensation Plans as of December 31, 2003:

Plan category           Number of securities to     Weighted average      Number of securities
                        be issued upon exercise     exercise price of     remaining available for
                        of outstanding options      outstanding           future issuance under
                                                    options               equity compensation plans
                                                                          (excluding securities
                                                                          reflected in column (a))

                        (a)                         (b)                   (c)
---------------------------------------------------------------------------------------------------
Equity
compensation
plans approved by
security holders
(shares reserved)

2003 Qualified
ISOP                             500,000                $0.16                 1,000,000
(1,500,000 shares)

2003
Non-Qualified                    300,000                $0.14                 1,100,000
ISOP                             100,000                $0.22
(1,500,000 shares)

----------------------------------------------------------------------------------------------------
Equity
compensation                        --                    --                     --
plans not approved
by security holders

None
----------------------------------------------------------------------------------------------------

Total                            900,000                   $0.__              2,100,000
----------------------------------------------------------------------------------------------------

     Total shares underlying unexercised options (both plans) cannot exceed 10% of the company's total issued and outstanding shares of common stock, calculated on a pro forma basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      CONVERSION OF SALARIES OWED TO OFFICERS AND LOANS OWED TO DIRECTORS

     In 2002 and 2003, the company borrowed money from directors. Salaries for the two officers in 2001, 2002 and 2003 were accrued but not paid. In 2003, premiums on a company insurance policy were paid for the company by an insurance agency owned by a director who resigned in 2003.

     On March 1, 2004, the company paid these loans (all unsecured, 7.5% annual interest, principal and accrued interest through February 29, 2004), the salaries accrued through December 31, 2003, and the advances for insurance premiums, by issuing restricted stock (at $0.25 per share, equal to the closing market price on March 1, 2004), and warrants to purchase common stock (for two years, at an exercise price of $0.30 per share), at the rate of one warrant to purchase one share, for each one share issued to pay the obligations. The issuance of shares and warrants was approved by the board of directors; the issuance for each director was approved by the other directors. The amounts of obligations so paid, and number of shares and warrants, is shown below. Each of these persons is a selling shareholder under this prospectus. See "Selling Shareholders."

                                      Loans         Salary         Total         Shares       Warrants
                                      -----         ------         -----         ------       --------
Directors and officers

Ronald D. Sloan                                   $  146,160    $  146,160       584,640       584,640
Anthony F. Ciali                                      79,435        79,435       317,740       317,740
John Brian Wolfe                    $  13,472                       13,742        53,890        53,890
James Dacyszyn                         24,602                       24,602        98,408        98,408

Others

Barry Amies*                            6,578                        6,578        26,312        26,312
Landing Insurance Agency*:
  Loan                                 18,881                       18,881        75,523        75,523
  Loan                                 19,154                       76,614        76,614        76,614
                                    ---------     ----------    ----------     ---------     ---------

                                    $  82,687     $  225,595    $  308,282     1,233,127     1,233,127
                                    =========     ==========    ==========     =========     =========

* Mr. Amies was a director but resigned in 2003. Landing Insurance Agency is Mr. Amies' insurance agency which advanced the insurance premiums on behalf of the company.

     LOANS OWED TO OFFICER AND A SHAREHOLDER

     At December 31, 2003, the company owed Ronald D. Sloan, an officer and director, $56,691 for principal and accrued interest (at 7.5% per year) on various loans made by him to the company from 2001 through 2003. The amount of Mr. Sloan's obligation is net of $13,100 of loans repaid to him by the company in 2003.

     The company owes Robin Schwarz, an unaffiliated shareholder, $16,278 at December 31, 2003 consisting of unsecured loans in various amounts made in 2001 and 2002, at various dates, and interest ranging from 13.24% to 27.99%, due on demand.

                              SELLING SHAREHOLDERS

     This prospectus covers the resale of up 4,374,929 restricted shares of common stock (2,495,602 outstanding shares, plus 1,879,327 shares issuable on exercise of outstanding warrants, by the 60 persons shown in the table, including four officers and/or directors of the company (and a former director and his insurance agency), and by Dutchess Private Equities Fund, L.P. ("Dutchess Fund").

     Of the shares covered by this prospectus (a) 696,275 shares were purchased for $124,464 by 27 persons (26 residents of Canada and one United States resident) on exercise of warrants, from January 1 through April 30, 2004 (369,775 shares at $0.16 each under one set of warrants, and 326,500 shares at $0.20 under a second set of warrants); (b) 1,233,127 shares were issued as of March 1, 2004 to officers and directors (and a former director and his insurance agency), to pay loans and salaries (and to reimburse insurance premiums), see "Certain Relationships and Related Transactions"; (c) 1,233,127 shares are issuable on exercise of warrants (at $0.30 per share, expiring March 1, 2006) held by officers and directors, and a former director and his insurance agency (issued in connection with the settlement of loans, salaries and reimbursement of insurance premiums); (d) 598,200 shares, and an additional 598,200 shares issuable on exercise of warrants (60,000 shares at $0.20 per share; 538,200 shares at $0.25 per share), expiring at various times from February 23,2006 to May 20, 2006); and (e) 50,000 shares are issuable on exercise of a warrant held by Dutchess Fund, at $0.22 per share, expiring June 12, 2005 (see "Financing Transactions Related to Dutchess Fund"). The shares and warrants described in (d) were purchased by 24 residents of Canada, and four United States residents; two of the Canadian investors had previously exercised warrants as described in the transaction described in (a).

     The selling shareholders may sell the shares from time to time in negotiated transactions, brokers' transactions or a combination of such methods of sale at prevailing market prices, or at negotiated prices. See "Plan of Distribution."

     The selling shareholders may offer shares for sale on a continuous basis pursuant to rule 415 under the 1933 Act.

     Information in the table has been provided to us by the selling shareholders. All numbers of shares owned, and percentage ownership, are stated on a pro forma basis to include, for each person as applicable, the number of shares owned and shares issuable (a) to Dutchess Fund, 496,873 shares underlying the $74,531 balance on the convertible debenture (principal and interest) at April 30, 2004, assuming a conversion price of $0.15 per share, and 50,000 shares underlying the warrant held by Dutchess; (b) to Anthony F. Ciali, 800,000 shares issuable on exercise of options and 317,740 shares underlying warrants, held by him; (c) to the officers and directors (Ronald Sloan, John Brian Wolfe and James Dacyszyn), the shares underlying warrants held by each; (d) to Barry Amies, 26,312 shares, and Landing Insurance, 152,127 shares, underlying warrants held by each; and (e) to the other selling shareholders, the shares underlying any warrants each may own. No other warrants held by non-selling shareholders or options held by consultants are assumed to be exercised for purposes of the pro forma calculations.

                                        Number of      Number of Shares
                                        Shares of        of Common Stock         Percent Owned
Name and Address                      Common Stock        Registered         Prior to       After
of Beneficial Owner                     Owned(1)           For Sale          Offering     Offering*
---------------------------------------------------------------------------------------------------

Dutchess Private                       546,873              546,873             3.3          **
Equities Fund Ltd.
100 Mill Plain Road, 3rd Floor
Danbury, CT 06811

Ronald D. Sloan                        1,954,711          1,169,280            11.7          4.7
4312-212 Street
Langley, BC, Canada

John Brian Wolfe                       893,211              107,780             5.6          4.9
3157 Silver Throne Drive
Coquitlam, BC, Canada

James Dacyszyn                         862,316              196,816             5.4          4.1
#64, 9703-41 Avenue
Edmonton, AB, Canada

Anthony F. Ciali                       1,435,480            635,480             8.4          4.7
28 Lawrencia Drive
Lawrenceville, NJ 08648

                                        Number of      Number of Shares
                                        Shares of        of Common Stock         Percent Owned
Name and Address                      Common Stock        Registered         Prior to       After
of Beneficial Owner                     Owned(1)           For Sale          Offering     Offering*
---------------------------------------------------------------------------------------------------

Barry Amies                            206,159(2)          56,624              **           **
14198 Tamarck Drive
Vernon, BC, Canada

Landing Insurance Agency               304,274            304,274              1.9          **
No. 119-5301 Okanagan Landing Road
Vernon, BC, Canada

Lindsay Young                          279,685            239,775              1.7          **
411 A 7 Street N.W.
Calgary, AB, Canada T2N1S5

Stuart Cameron                         72,500              25,000              **           **
16286-29 Avenue
Surrey, BC, Canada V3S9X4

Larry Orwick                           9,000                5,000              **           **
35112-Panorama Drive
Abbotsford, BC, Canada V3G2E4

Neil Waite                             9,000                5,000              **           **
2286 Bedford Place
Abbotsford, BC, Canada V2T4A5

Perry Bratseth                         25,648               7,500              **           **
127-9080-198 Street
Langley, BC, Canada V1M3A8

Robert S. Sustarsic                    27,000              15,000              **           **
15-1209 Alpha Lake Road
Whistler, BC, Canada V0N1B1

Elodie Guillet                         22,500              12,500              **           **
10648 Brackenridge Road SW
Calgary, AB, Canada T2W1A3

Brent Davies                           32,000              10,000              **           **
15210 12 Mile Road/ RR3
Ilderton, ON, Canada N0M2A0

Michael M. Sean Dawson                 18,000              10,000              **           **
Box 28073 R.P.O. East Kelowna
Kelowna, BC, Canada V1W4A6

Barry & Lidwien Billington             60,667              30,000              **           **
418 Scenic Drive
Vernon, BC,  Canada V1B2W9

Alan J. Richardson                     17,917               6,250              **           **
# 104-3310 32nd Avenue
Vernon, BC, Canada V1T2M6

                                        Number of      Number of Shares
                                        Shares of        of Common Stock         Percent Owned
Name and Address                      Common Stock        Registered         Prior to       After
of Beneficial Owner                     Owned(1)           For Sale          Offering     Offering*
---------------------------------------------------------------------------------------------------

Dennis Bigham                          22,500              12,500               **           **
#202-2323 Hunter Road
Kelowna, BC, Canada V1X7C5

David and Norah Cotton                 19,800              11,000               **           **
1171 Finlay Street
White Rock, BC, Canada V4B4K9

Ken MacKinnon                          9,000                5,000               **           **
2101 Fell Avenue North
Vancouver, BC, Canada V7P2K8

G. Michael Hogan Assante               387,959            250,000              2.4%         1.6%
Capital Management Ltd.
Suite 1010 4950 Young St.
Toronto, ON, Canada M2N6K1

Michael A. Hogan Assante               17,500              12,500               **           **
Capital Management Ltd.
Suite 1010 4950 Young St.
Toronto, ON, Canada M2N6K1

Paul Cansdale                          56,250              31,250               **           **
53 Saskatoon Drive
Etobicoke, ON,  M9P2G1 Canada

Joseph Douglas Benning                 69,750              38,750               **           **
#403-955 Dingley
Dell Victoria, BC, V9A 5R6 Canada

Alex Davie                             3,600                2,000               **           **
14887-Hardie Avenue
White Rock, BC, V4B 2H6 Canada

Richard A. Donner                      52,500              37,500               **           **
12340 Flintlock Lane
Ft. Myers FL 33912

Robert Wray Taylor                     2,250                1,250               **           **
# 412-9688-14854
Surrey, BC, V3R 0W2

Paul Ross Sine                         9,000                5,000               **           **
19611-47th Avenue
Langley, BC, V3A 5G8 Canada

Janice Renker                          18,000              10,000               **           **
167A Street
Surrey, BC, V4N 5E7 Canada

                                        Number of      Number of Shares
                                        Shares of        of Common Stock         Percent Owned
Name and Address                      Common Stock        Registered         Prior to       After
of Beneficial Owner                     Owned(1)           For Sale          Offering     Offering*
---------------------------------------------------------------------------------------------------

Crystal Pugsley                        227,000            165,000               1.4          **
3227 Westminster Road
Regina, SK, S4V 0S1 Canada

Joe Radovich                           3,650                1,000               **           **
6737 137 A Street
Surrey, BC, V3W 5E8 Canada

Alan C. Fisher                         9,.000               5,000               **           **
14472-89A Avenue
Surrey, BC, Canada V3R6M5

Lindsay Young                          45,000              25,000               **           **
102 Glamorgan Drive SW
Calgary, AB, Canada T3E4S4

David Jesske                           17,500               9,500               **           **
Unit 2 45712 Watson Road
Chilliwack, BC,  Canada  V2R5L5

Garry Monk                             20,000              20,000               **           **
12301 Coldstream Creek Road
Vernon, BC  V1B 1E9 Canada

Hugo Bondi                             64,000              64,000               **           **
2615 Trinty Street
Vancouver, BC  V5K 1E5 Canada

Derek Milani                           110,000            110,000               **           **
1285 Bennech Way
Port Coquitlam, BC V3C 5Y8 Canada

John Paul Minelli                      40,000              40,000               **           **
308 Dartmoor Drive
Coquitlam, BC V3K 5R3 Canada

Deborah Mae Hansen                     5,000                5,000               **           **
130-33173 Old Yale Road
Abbotsford, BC  V2S 2J4 Canada

Robert Mummery                         20,000              20,000               **           **
82-1973 Winfield Drive
Abbotsford, BC  V3G 1K6 Canada

Loretta Froh                           75,000              75,000               **           **
7710 Discovery Road
Regina, SK, S4Y 1E7  Canada

Royce Martin Nordstrom                 10,000              10,000               **           **
104 Lakeview Cove, Chestermere
Alberta T1X 1E7  Canada

                                        Number of      Number of Shares
                                        Shares of        of Common Stock         Percent Owned
Name and Address                      Common Stock        Registered         Prior to       After
of Beneficial Owner                     Owned(1)           For Sale          Offering     Offering*
---------------------------------------------------------------------------------------------------

Myles Marusiak                         100,000            100,000              **           **
2726 Poplar Place East
Regina, SK  S4V 1X8  Canada

Tracy-Lynn Pugsley                     7,200                7,200              **           **
3227 Westminster Road
Regina, SK  S4V 0S1 Canada

Kathie-Lee Pugsley                     7,200                7,200              **           **
3227 Westminster Road
Regina, SK  S4V 0S1 Canada

Danelle Hendren                        15,000              15,000              **           **
2826 Mackay Street
Regina, SK S4N 2V1 Canada

Lucille Meaney                         15,000              15,000              **           **
2404 Gordon Road
Regina, SK  S4S 4M3 Canada

Brian Meaney                           25,000              25,000              **           **
2404 Gordon Road
Regina, SK  S4S 4M3 Canada

Linda Sweinhagen                       20,000              20,000              **           **
4614 E.Vernon
Phoenix, AZ  85008

Lorne J. Stoppler                      100,000            100,000              **           **
9146 E. Rusty Spur Place
Scottsdale, AZ  85255

Deborah Stoppler                       30,000              30,000              **           **
9146 E. Rusty Spur Place
Scottsdale, AZ  85255

Arliss Overbye                         2,000                2,000              **           **
Box 143
Lake Alma  SK  S0C 1M0  Canada

Aaron Overbye                          2,000                2,000              **           **
Box 143
Lake Alma, SK  S0C 1M0  Canada

Clifford Olson                         100,000            100,000              **           **
46433 Ranchero Drive
Chilliwack, BC V4Z 1K3 Canada

Bradley Olson                          5,000                5,000              **           **
46433 Ranchero Drive
Chilliwack, BC V4Z 1K3 Canada

                                        Number of      Number of Shares
                                        Shares of        of Common Stock         Percent Owned
Name and Address                      Common Stock        Registered         Prior to       After
of Beneficial Owner                     Owned(1)           For Sale          Offering     Offering*
---------------------------------------------------------------------------------------------------

Meg Sherring                           5,000                  5,000            **           **
46433 Ranchero Drive
Chilliwack, BC V4Z 1K3 Canada

Phyllis Olson                          100,000              100,000            **           **
46433 Ranchero Drive
Chilliwack, BC V4Z 1K3 Canada

Robert Webster                         4,000                  4,000            **           **
5656 Vedder Road
Chilliwack, BC  V2R 3M7, Canada

Celest Herauf                          40,000                40,000            **           **
60 Valley Ridge Green N.W.
Calgary, AB  Canada T3B 5L7

Don Matheson                           10,000                10,000            **           **
6408-20 Street S.E.
Calgary, AB Canada T2C 0P2

*    Assumes all shares offered by the selling shareholder are sold.

**   Less than 1%.

(1)  Includes shares underlying warrants and options.

(2)  Does not include shares or warrants held by Landing Insurance Agency.

      Resale of the shares owned or to be owned by the selling shareholders is registered under rule 415 of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regard to the offer and sale of such shares, we have made certain undertakings in Part II of the registration statement of which this prospectus is part, by which, in general, we have committed to keep this prospectus current during any period in which the selling shareholders make offers to sell the covered securities pursuant to rule 415.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; o purchases by a broker-dealer as principal and resale by the broker-dealer for its account; o an exchange distribution in accordance with the rules of the applicable exchange; o privately negotiated transactions; o settlement of short sales entered into after the date of this prospectus (a short sale occurs when shares, not owned by the seller, are sold in hopes of a decline in market price so the seller can purchase in the market at a lower price to be able to deliver the shares sold);

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
     o a combination of any such methods of sale; or o any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under rule 144 under the 1933 Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so, acting as agent for a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices than related to the then-current market price, or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers such share commissions as described above.

     In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver the shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions, or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act. The selling shareholders have informed the company that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     The company has agreed to pay all fees and expenses incurred by the company incident to the registration of the shares. The company has agreed to indemnify one of the selling shareholders (Dutchess Fund) against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue 100,000,000 shares of common stock ($.001 par value).

     Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Cumulative voting is not permitted in elections of directors or otherwise. The presence in person or by proxy of the holders of a majority of the outstanding common stock is required to constitute a quorum at any shareholders meeting. If a quorum is present, proposals are passed if approved by the holders of a majority of the votes present, except for substantive corporate matters (such as a merger, sale of assets or amendment to articles of incorporation, which matters must be approved by the holders of a majority of outstanding shares under Nevada law). In addition, if there is preferred stock outstanding, the holders of the preferred stock would be entitled to vote as a separate class on such substantive corporate transactions.

     A minimum of 10 days notice is required to be given for any shareholders meeting.

     Our board of directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of its present shareholders and which may dilute the book value of the common stock.

     Shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

     Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends and do not intend to pay dividends in the foreseeable future.

PREFERRED STOCK

     We are authorized to issue 10,000,000 shares of preferred stock ($.001 par value). The board of directors has authority, without action by the shareholders, to issue preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Preferred stock may carry rights superior to those of the common stock. No series of preferred stock has been authorized, and no shares of preferred stock have been issued.

     Reference is made to our certificate of incorporation and by-laws which are available for inspection at our offices or which can be viewed through the EDGAR data base at http://www.sec.gov as exhibits to the registration statement on Form SB-2. Reference is also made to applicable statutes of the state of Nevada for laws concerning rights of shareholders.

WARRANTS

     As of May 25, 2004, warrants (all presently exercisable) to purchase a total of 3,385,647 shares are outstanding (including the warrants held by the selling shareholders under this prospectus): Warrants on 2,904,907 shares are held by 99 Canadian investors; warrants on 432,740 shares are held by 11 United States investors; and warrants on 48,000 shares are held by a Great Britain investor. The warrants expire at various times from June 10, 2004 to May 20, 2006, and are exercisable at various prices from $0.20 to $0.25 per share.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our bylaws provide that we shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

     Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.

                                LEGAL PROCEEDINGS

     The company is not a party to current litigation and no notice of possible claims against the company has been received. LEGAL MATTERS

     The legality of the issuance of the shares offered hereby will be passed upon for us by The Law Office of Stephen E. Rounds, Denver, Colorado.

                                     EXPERTS

     Our financial statements as of December 31, 2003, and for the two years then ended, have been audited by L.L. Bradford & Company, LLC, Las Vegas, Nevada, independent certified public accountants, as stated in their report on those financial statements, which financial statements and the report thereon have been included in this prospectus in reliance upon the authority of such firm as experts in accounting and auditing.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders
Can-Cal Resources Ltd.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Can-Cal Resources Ltd. as of December 31, 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Can-Cal Resources Ltd. as of December 31, 2003, and the results of its activities and cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





L.L. Bradford & Company, LLC
March 4, 2004
Las Vegas, Nevada

                             CAN-CAL RSOURECES LTD.
                                  BALANCE SHEET
                                DECEMBER 31, 2003


                                     ASSETS
Current assets
     Cash                                                              $    17,400
     Accounts receivable                                                     2,700
                                                                       -----------
        Total current assets                                                20,100

Fixed assets, net                                                           20,800

Other assets, net                                                            5,500
                                                                       -----------

Total assets                                                           $    46,400
                                                                       ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
     Accounts payable and accrued liabilities                          $   440,900
     Due to stockholder                                                     16,300
     Notes payable-related parties - current portion                       223,900
                                                                       -----------
        Total current liabilities                                          681,100

Long-term liabilities
     Note payable-related party - long-term portion                        300,000
     Convertible note payable-related party                                 85,000
                                                                       -----------

Total liabilities                                                        1,066,100

Commitments and contingencies                                                   --

Stockholders' deficit
     Preferred stock; $0.001 par value; 10,000,000 shares
        authorized, no shares issued an outstanding                             --
     Common stock; $0.001 par value; 100,000,000 shares
        authorized, 13,252,962 shares issued and outstanding                13,300
     Additional paid-in capital                                          4,366,300
     Unamortized loan fees from stock issued and warrants
        granted in relation to convertible note
        payable-related party                                               (7,000)
     Accumulated deficit                                                (5,392,300)
                                                                       -----------
        Total stockholders' deficit                                     (1,019,700)
                                                                       -----------

Total liabilities and stockholders' deficit                            $    46,400
                                                                       ===========

                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES LTD.
                            STATEMETNS OF OPERATIONS



                                            For the year ended December 31,
                                            -------------------------------
                                                 2003              2002
                                            -------------     -------------

Material sales                              $     20,000      $        300

Cost of sales                                      9,100               200
                                            ------------      ------------

     Gross profit                                 10,900               100

General and administrative expenses              586,300           578,400

Loss from operations                            (575,400)         (578,300)

Other income (expense)
     Rental revenue                               26,500            22,500

     Interest income                                --               4,200

     Interest expense                           (162,200)         (157,200)
                                            ------------      ------------
     Loss on sale of fixed asset                    --                (500)

Loss before provision for income taxes          (711,100)         (709,300)

Provision for income taxes                          --                --
                                            ------------      ------------

Net loss                                    $   (711,100)     $   (709,300)
                                            ============      ============

Basic and diluted loss per common share     $      (0.06)     $      (0.06)
                                            ============      ============

Basic and diluted weighted average
     common shares outstanding                12,203,600        11,031,600
                                            ============      ============






                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES LTD.
                       STATEMENT OF STOCKHOLDERS' DEFICIT




                                                     Common Stock
                                                -----------------------       Additional
                                                 Number of                     Paid-in
                                                  Shares         Amount        Capital
                                                ----------       ------     ------------

Balance, December 31, 2001                      10,158,738       $10,200    $  3,490,100

Common shares issued for cash                    1,025,320         1,000         259,900

Common shares issued for principal payment         309,677           300         119,500
   including interest of $71,800

Common shares issued for services                   92,292           100          23,800

Warrants granted for services                           --            --           7,100

Common shares issued for loan fees related          30,000            --          13,500
to convertible note payable-related party

Warrants granted for loan fees related to               --            --          16,700
   convertible note payable-related party

Current period amortization of loan fees                --            --              --

Deemed interest expense related to conversion           --            --          20,500
   feature of note payable-related party

Net loss                                                --             --             --
                                                ----------      --------      -----------

Balance, December 31, 2002                      11,683,987        11,700       3,961,100

Common shares issued for cash                      823,410           800         163,900

Common shares issued for services                  381,260           400          63,800

Common shares issued for conversion  of            364,305           400          77,900
   convertible note payable, including
   interest of $43,300

Current period amortization of loan fees                --            --              --

Options granted for services                            --            --          55,400

Warrants granted for services                           --            --           5,900

Deemed interest expense related to                      --            --          38,300
  conversion feature of note payable

Net loss                                                --            --              --
                                                ----------      --------      -----------

Balance, December 31, 2003                      13,252,962      $ 13,300      $ 4,366,300
                                                ==========      ========      ===========




                                       47a

                                                 Unamortized
                                                  loan fees
                                                  related to
                                                  convertible                            Total
                                                  note payable-      Accumulated      Stockholders'
                                                  related party        Deficit           Equity
                                                  --------------    --------------    -------------
Balance, December 31, 2001                         $        --      $  (3,971,900)     $   (471,600)

Common shares issued for cash                               --               --             260,900

Common shares issued for principal payment                  --               --             119,800
   including interest of $71,800

Common shares issued for services                           --               --              23,900

Warrants granted for services                               --               --               7,100

Common shares issued for loan fees related             (13,500)              --                 --
to convertible note payable-related party

Warrants granted for loan fees related to              (16,700)              --                 --
   convertible note payable-related party

Current period amortization of loan fees                 8,200               --               8,200

Deemed interest expense related to conversion               --               --              20,500
   feature of note payable-related party

Net loss                                                    --           (709,300)         (709,300)
                                                   -----------      -------------      ------------

Balance, December 31, 2002                             (22,000)        (4,681,200)         (730,400)

Common shares issued for cash                               --               --             164,700

Common shares issued for services                           --               --              64,200

Common shares issued for conversion  of                     --               --              78,300
   convertible note payable, including
   interest of $43,300

Current period amortization of loan fees                15,000               --              15,000

Options granted for services                                --               --              55,400

Warrants granted for services                               --               --               5,900

Deemed interest expense related to                          --               --              38,300
  conversion feature of note payable

Net loss                                                    --           (711,100)         (711,100)
                                                   -----------      -------------      ------------

Balance, December 31, 2003                         $    (7,000)     $  (5,392,300)     $ (1,019,700)
                                                   ===========      =============      ============



                 See Accompanying Notes to Financial Statements


                                      47b

                             CAN-CAL RESOURCES LTD.
                            STATEMETNS OF CASH FLOWS

                                                                     For the year ended December 31,
                                                                     -------------------------------
                                                                         2003               2002
                                                                     -----------        ------------
Cash flows from operating activities:
     Net loss                                                        $ (711,100)        $ (709,300)
     Adjustments to reconcile net loss to net
      cash used by operating activities:
        Stock based compensation                                        125,500             31,000
        Depreciation and amortization                                    37,800             34,600
        Stock issued for interest                                        43,300             71,800
        Deemed interest expense                                          38,300             20,500
        Loss on sale of fixed asset                                        --                  500
     Changes in operating assets and liabilities:
        Change in notes receivable-related parties                         --               57,400
        Change in accounts receivable                                    (2,700)              --
        Change in prepaid expenses                                       10,800              2,300
        Change in other assets                                             (400)           (13,400)
        Change in accounts payable and accrued expenses                 271,400            118,100
                                                                     ----------         ----------

           Net cash used by operating activities                       (187,100)          (386,500)

Cash flows from investing activities:
     Purchase of fixed assets                                              (600)           (23,000)
     Sale of fixed asset                                                   --               12,000
                                                                     ----------         ----------
           Net cash used by investing activities                           (600)           (11,000)

Cash flows from financing activities:
     Change in due to stockholder                                        (1,700)            (3,600)
     Proceeds from issuance of common stock                             164,700            271,000
     Proceeds from borrowing on notes payable-related parties            41,900             79,000
     Principal payments on notes payable-related parties                (13,100)           (70,400)
     Proceeds from convertible debenture                                   --              120,000
                                                                     ----------         ----------
           Net cash provided by financing activities                    191,800            396,000
                                                                     ----------         ----------

Net increase (decrease) in cash                                           4,100             (1,500)

Cash, beginning of period                                                13,300             14,800
                                                                     ----------         ----------

Cash, end of period                                                  $   17,400         $   13,300
                                                                     ==========         ==========

Supplemental disclosure of cash flow information:
     Cash paid for income taxes                                      $     --           $     --
                                                                     ==========         ==========
     Cash paid for interest                                          $    4,900         $    9,400
                                                                     ==========         ==========

Schedule of non-cash financing activities:
     Issuance of common stock for principal payment on
        note payable - related party                                 $     --           $   48,000
                                                                     ==========         ==========

     Accrued interest added to principal on notes
        payable - related parties                                    $     --           $   22,600
                                                                     ==========         ==========

     Common shares issued for loan fees related to convertible
        note payable-related party                                   $     --           $   13,500
                                                                     ==========         ==========

     Loan fees related to warrants to purchase common stock          $     --           $   16,700
                                                                     ==========         ==========

     Issuance of common stock for conversion of convertible note
        payable-related party, excluding interest of $43,300         $   35,000         $     --
                                                                     ==========         ==========

     Accrued interest added to principal on notes
        payable - related parties                                    $   12,300         $     --
                                                                     ==========         ==========


                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOUUCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES
     --------------------------------------------------------------------

     Description of business - Can-Cal Resources Ltd. (hereinafter referred to as the "Company") was incorporated in the State of Nevada on March 22, 1995. The Company is engaged in the exploration for precious metals, with gold exploration projects located in California and Arizona.

     Going concern - The Company incurred a net loss of approximately $711,000 for the year ended December 31, 2003. The Company's current liabilities exceed its current assets by approximately $661,000 as of December 31, 2003. These factors create substantial doubt about the Company's ability to continue as a going concern. The Company's management plans to continue to fund its operations in the short term with a combination of debt and equity financing, as well as revenue from operations in the long term.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Amended Articles of Incorporation - In October 2003, a Certificate of Amendment to the Articles of Incorporation changed the number of authorized shares of common stock from 15,000,000 to 100,000,000.

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue and expense recognition - Precious metals and other materials sales are recognized when delivery has occurred, title passes and pricing is either fixed or determinable. Rental revenue is recognized over the term of the rental agreement. Expenses are recognized when they are incurred. Mine exploration costs are expensed as incurred.

     Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 7 years. The amounts of depreciation provided are sufficient to charge the cost of the related assets to operations over their estimated useful lives. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable property, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income.

     The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

     Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used.

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (continued)
     --------------------------------------------------------------------

     Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

     As of December 31, 2003, the Company has available net operating loss carryovers that will expire in various periods through 2023. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

     Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

     The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

                                                                  2003           2002
                                                               ----------     ----------
          Net loss, as reported                                $ (711,100)    $ 709,300)
          Add: Stock-based employee compensation
            expense included in reported loss,
            net of related tax effects                                 --             --
          Deduct: Total stock-based employee
            compensation expense determined under
            fair value based methods for all awards,
            net of related tax effects                            (79,900)            --
                                                               ----------     ----------
          Pro forma net loss                                   $ (791,000)    $ (709,300)
                                                               ==========     ==========

          Net loss per common share
            Basic and diluted loss, as reported                $    (0.06)    $    (0.06)
                                                               ==========     ==========
            Basic and diluted loss, pro forma                  $    (0.06)    $    (0.06)
                                                               ==========     ==========

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (continued)
    ---------------------------------------------------------------------

     Fair value of financial instruments - The carrying amounts and estimated fair values of the Company's notes payable-related parties and convertible note payable-related party at December 31, 2003 are as follows:


                                                    Carrying       Estimated

                                                    Amounts        Fair Value
                                                 ------------    -------------

     Notes payable-related parties               $   523,900     $    655,600

     Convertible note payable-related party           85,000           94,100
                                                 -----------      -----------

                                                 $   608,900     $   749,700
                                                 ===========     ===========



     The estimated fair values of the Company's long-term liabilities were based on quoted market rates. The carrying values of all other financial instruments approximate their fair value.

     Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the years ended December 31, 2002 and 2001 no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

     New accounting pronouncements - In July 2001, the FASB issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets. SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The adoption of SFAS No. 143 did not have a material impact on the Company's financial statements.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The provisions of SFAS No. 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. The adoption of SFAS No. 144 did not have a material impact on the Company's financial statements for the years ended December 31, 2003 and 2002.

     In July 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities, such as restructurings, involuntarily terminating employees, and consolidating facilities initiated after December 31, 2002. The implementation of SFAS No. 146 did not have a material effect on the Company's financial statements for the years ended December 31, 2003 and 2002.

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (continued)
     --------------------------------------------------------------------

     New accounting pronouncements (continued) - In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends SFAS No. 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. The Statement clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative discussed in paragraph 6(b) of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of underlying to conform it to language used in FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The implementation of SFAS No. 149 did not have a material on the Company's financial statements.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In addition, the statement requires an issuer to classify certain instruments with specific characteristics described in it as liabilities. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The implementation of SFAS No. 150 is not expected to have a material effect on the Company's financial statements.

2.   FIXED ASSETS

     Fixed assets consist of the following as of December 31, 2003:

          Machinery and equipment                          $  106,600
          Transportation equipment                             19,900
          Furniture and fixtures                               14,800
                                                           ----------
                                                              141,300
          Less:  accumulated depreciation                     120,500
                                                           ----------

          Fixed assets, net                                $   20,800
                                                           ==========

3.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following as of December 31, 2003:


         Accrued officers salary payables                  $  222,600
         Accrued interest                                     133,200
         Accounts payable                                      50,700
         Accrued officer bonus                                 18,000
         Unearned revenues                                      7,500
         Other accrued liabilities                              8,900
                                                           ----------

                                                           $  440,900
                                                           ==========
4.   DUE TO STOCKHOLDER

     As of December 31, 2003, due to stockholder totaling $16,300 consists of credit card debt incurred by the Company. The cards are owned by a stockholder of the Company and bear interest rates ranging from 13.24% to 27.99%.

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


5.   NOTES PAYABLE-RELATED PARTIES

     Notes payable-related parties consist of the following as of December 31, 2003:

     Note payable to a stockholder, secured by real
     property, bearing interest at 16.0% per annum, interest
     only payments payable in semi-annual payments, maturing
     November 2005 (Note: The Company is in default of
     interest payments totaling $100,000 and is currently
     negotiating forbearance on collection of the interest)          $   300,000

     Note payable to a stockholder, unsecured, bearing
     interest at 7.5% per annum, maturing June 2004                       56,700

     Note payable to a stockholder, secured by real
     property, bearing interest at 8.0% per annum, maturing
     February 2004 (As discussed in Note 9, the maturity
     date was extended to August 2004 in February 2004)                   27,900

     Note payable to a stockholder, secured by real
     property, bearing interest at 8.0% per annum, maturing
     January 2004 (As discussed in Note 9, the maturity date
     was extended to July 2004 in January 2004)                           25,800

     Note payable to an entity owned by a stockholder,
     unsecured, bearing interest at 5% per annum, maturing
     January 2004 (As discussed in Note 9, the stockholder
     converted the outstanding balance and accrued interest
     into shares of the Company's common stock plus
     warrants)                                                            18,500

     Note payable to an entity owned by a stockholder,
     unsecured, bearing interest at 5% per annum, maturing
     January 2004 (As discussed in Note 9, the stockholder
     converted the outstanding balance and accrued interest
     into shares of the Company's common stock plus
     warrants)                                                            18,300

     Note payable to a stockholder, secured by real
     property, bearing interest at 8.0% per annum, maturing
     June 2004                                                            17,400

     Note payable to a stockholder, secured by real
     property, bearing interest at 8.0% per annum, maturing
     May 2004                                                             14,900

     Note payable to a stockholder and director, unsecured,
     bearing interest at 7.5% per annum, maturing February
     2004 (As discussed in Note 9, the stockholder converted
     the outstanding balance and accrued interest into
     shares of the Company's common stock plus warrants)                  10,000

     Note payable to a stockholder and director, unsecured,
     bearing interest at 7.5% per annum, maturing July 2004
     (As discussed in Note 9, the stockholder converted the
     outstanding balance and accrued interest into shares of
     the Company's common stock plus warrants)                             7,300

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


5.   NOTES PAYABLE-RELATED PARTIES (continued)

     Note payable to a stockholder and director, unsecured,
     bearing interest at 7.5% per annum, maturing February
     2004 (As discussed in Note 9, the stockholder converted
     the outstanding balance and accrued interest into
     shares of the Company's common stock plus warrants)                   5,400

     Note payable to a stockholder and director, unsecured,
     bearing interest at 7.5% per annum, maturing February
     2004 (As discussed in Note 9, the stockholder converted
     the outstanding balance and accrued interest into
     shares of the Company's common stock plus warrants)                   5,400

     Note payable to a stockholder and director, unsecured,
     bearing interest at 7.5% per annum, maturing April 2004
     (As discussed in Note 9, the stockholder converted the
     outstanding balance and accrued interest into shares of
     the Company's common stock plus warrants)                             5,400

     Note payable to a stockholder, unsecured, bearing
     interest at 7.5% per annum, maturing April 2004 (As
     discussed in Note 9, the stockholder converted the
     outstanding balance and accrued interest into shares of
     the Company's common stock plus warrants)                             3,200

     Note payable to a stockholder and director, unsecured,
     bearing interest at 7.5% per annum, maturing March 2004
     (As discussed in Note 9, the stockholder converted the
     outstanding balance and accrued interest into shares of
     the Company's common stock plus warrants)                             2,500

     Note payable to a stockholder, unsecured, bearing
     interest at 7.5% per annum, maturing February 2004 (As
     discussed in Note 9, the maturity date was extended to
     July 2004 in February 2004)                                           2,200

     Note payable to a stockholder, unsecured, bearing
     interest at 7.5% per annum, maturing September 2004 (As
     discussed in Note 9, the stockholder converted the
     outstanding balance and accrued interest into shares of
     the Company's common stock plus warrants)                             2,000

     Note payable to a stockholder, unsecured, bearing
     interest at 7.5% per annum, maturing March 2004 (As
     discussed in Note 9, the stockholder converted the
     outstanding balance and accrued interest into shares of
     the Company's common stock plus warrants)                             1,000
                                                                     -----------

                                                                         523,900
         Less: amounts due within one year                               223,900
                                                                     -----------

         Long-term portion of notes payable-related parties          $   300,000
                                                                     ===========

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


5.   NOTES PAYABLE-RELATED PARTIES (continued)


     Principal payments on notes payable-related parties are as follows as of December 31, 2003:

     2004                                                   $  223,900
     2005                                                      300,000
                                                            ----------

                                                            $  523,900
                                                            ==========

6.   CONVERTIBLE NOTE PAYABLE-RELATED PARTY

     As of December 31, 2003, convertible note payable-related party totaling $85,000 consisted of an unsecured loan agreement with a stockholder. Upon closing, the Company paid $3,100 (net of amortization expense of $10,100) in loan fees and other expenses which were capitalized and reflected as part of other assets totaling $5,500 and will be expensed over the life of the loan using the straight-line method. The term of the loan is two years, with interest at 8.0%, and maturing in June 2004. The stockholder/lender has the option of converting this loan to free-trading common stock, at the lower of a) the initial purchase price, defined as the lower of $0.41 per share or 100% of the average of the lowest five closing bid prices of the fifteen trading days prior to closing, or b) 80% of average of the three lowest prices in fifteen closing bid prices prior to conversion.

     Due to the conversion feature of the debt and the Company's historical range of common stock prices, the Company recorded significant amounts of deemed interest totaling $38,300

     In relation to the loan, the Company granted warrants to purchase 50,000 shares of the Company's common stock at the lower of 110% of the 5-day average closing bid prices a) preceding the date of issue, or b) 180 days after each closing. The warrants expire after three years. The fair value of the warrants as computed using the Black-Scholes option-pricing model was $16,700 and recorded as unamortized loan fees, of which $8,300 and $4,500 was expensed during the years ended December 31, 2003 and 2002, respectively.

     Additionally, the Company issued 30,000 shares of common stock to a third party for fees related to the loan. The 30,000 shares were valued at $13,500 and recorded as unamortized loan fees, of which $6,700 and $3,700 was expensed during the years ended December 31, 2003 and 2002, respectively.

     During the fiscal year 2003, the lender exercised the option to convert $35,000 in principal to 364,305 shares of the Company's common stock valued at $78,300, including interest of $43,300 which reflects the differential between market price and discounted conversion price.

                              CAN-CAL RESOURCES LTD
                          NOTES TO FINANCIAL STATEMENTS



7.   OPTIONS AND WARRANTS

     Options granted for consulting services - During the year ended 2003, the Company granted 400,000 stock options with an exercise price ranging from $0.14 and $0.22 per share of its common stock. These stock options were granted in connection with consulting agreements with Anthony F. Ciali and a consulting geologist as discussed in Note 8. These stock options were exercisable upon issuance and expire in March and April 2006. The following table summarizes the Company's option activity related to consultants:



                                                                     Weighted
                                                                      Average
                                                     Options         Exercise
                                                   Outstanding         Price
                                                   -----------     ------------
               Balance, January 1, 2003                    --      $        --
               Granted                                400,000             0.16
               Cancelled                                   --               --
               Exercised                                   --               --
               Expired                                     --               --
                                                   -----------     ------------
               Balance, December 31, 2003,            400,000      $      0.16
                                                   ===========     ============

     The weighted average fair value of warrants granted during 2003 was $0.15.

     The following table summarizes information about consulting options outstanding at December 31, 2003:


                                          Options Outstanding                Options Exercisable
                              ---------------------------------------      -------------------------
                                              Weighted
                                Number        Average        Weighted         Number        Weighted
               Range of       Outstanding    Remaining        Average      Exercisable      Average
               Exercise          as of       Contractual     Exercise         as of         Exercise
                Prices         12/31/03         Life           Price         12/31/03        Price
               --------       -----------    ------------    --------      -----------    -----------
                  0.14          300,000       2.2 years      $   0.14        300,000       $     0.14
                  0.22          100,000       2.3 years          0.22        100,000            0.22
               --------       -----------    ------------    --------      -----------    -----------
                                400,000                      $   0.16        400,000       $    0.16
                              ===========                    ========      ===========     ==========


     The Company estimates the fair value of options at the grant date by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2003; no dividend yield; expected volatility of 271.4%; risk free interest rates of 1.7%, and expected lives of 2.0 years. Compensation expense relating to warrants granted for services in 2003 was $55,400.

     Option granted for employee services - During the year ended 2003, the Company granted a 500,000 stock option with an exercise price of $0.16 per share of its common stock. This stock option was granted to Anthony F. Ciali as discussed in Note 8. This stock option was exercisable upon issuance and expires in October 2013. The option totaled $-- under APB No. 25 as the exercise price was equal to the closing price on the day of grant.

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


7.   OPTIONS AND WARRANTS (continued)
     --------------------

     Warrants related to the sale of common stock - During fiscal years 2003 and 2002, the Company granted 823,410 and 1,025,300 stock warrants, respectively, with an exercise price ranging from $0.20 to $0.35 per share for its common stock. These stock warrants were granted in connection with common stock sold during fiscal years 2003 and 2002. These stock warrants were exercisable upon issuance and expire various times throughout 2004 and 2005. The following table summarizes the Company's warrant activity related to the sale of common stock:


                                                                      Weighted
                                                                       Average
                                                      Warrants        Exercise
                                                     Outstanding        Price
                                                     -----------      --------
               Balance, January 1, 2002                     --        $    --
               Granted                               1,025,320           0.26
               Cancelled                                    --             --
               Exercised                                    --             --
               Expired                                      --             --
                                                     ---------        -------
               Balance, December 31, 2002            1,025,320           0.26
               Granted                               1,060,820           0.20
               Cancelled                                    --             --
               Exercised                                    --             --
               Expired                                      --             --
                                                     ---------        -------
               Balance, December 31, 2003            2,086,140        $  0.23
                                                     =========        =======


     Warrants granted for services and loan fees - During the year ended December 31, 2002, the Company granted 90,000 stock warrants with an exercise price ranging from $0.25 to $0.44 per share of its common stock. These stock warrants were granted in connection with consulting services rendered to the Company during fiscal year ended 2002 and loan fees in connection with the convertible note payable - related party (see Note 6). These stock warrants were exercisable upon issuance expiring in November 2004 and June 2005. The following table summarizes the Company's warrants activity not related to the sale of common stock:


                                                                      Weighted
                                                                       Average
                                                      Warrants        Exercise
                                                     Outstanding        Price
               Balance, January 1, 2002                      --       $     --
               Granted                                   90,000           0.36
               Cancelled                                     --             --
               Exercised                                     --             --
               Expired                                       --             --
                                                         -------      --------
               Balance, December 31, 2002                90,000
               Granted                                   31,200           0.23
               Cancelled                                     --             --
               Exercised                                     --             --
               Expired                                       --             --
                                                         -------      --------
               Balance, December 31, 2003                90,000      $    0.36
                                                         ======      =========

     The weighted average fair value of warrants granted during 2003 and 2002 was $0.19 and $0.26, respectively.

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


7. OPTIONS AND WARRANTS (continued)
   --------------------

     The following table summarizes information about warrants outstanding at December 31, 2003:

                                                 Weighted
                                                 Average
                 Range of                       Remaining
                 Exercise        Number        Contractual      Number
                   Price       Outstanding        Life        Exercisable
              --------------   -----------     -----------    -----------
              $  0.20 - 0.25        71,200      1.3 years          40,000
                        0.44        50,000      1.5 years          50,000
              --------------   -----------     -----------    -----------

                                   121,200                        121,200
                               ===========                    ===========

     The Company estimates the fair value of warrants at the grant date by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2003 and 2002; no dividend yield; expected volatility of 393% and 265%; risk free interest rates of 1.4% and 1.9%, and expected lives of 1.0 and 1.0 years. Compensation expense relating to warrants granted for services in 2003 and 2002 was $5,900 and $7,100, respectively, while loan fees were valued at $16,700.

8.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Mining claims - The Company has a lease and purchase option agreement covering six patented mining claims in the Cerbat Mountains, Hualapai Mining District, Mohave County Arizona. The Company pays $1,500 per quarter as minimum advance royalties. The Company has the option to purchase the property for $250,000 less payments already made.

     Auto lease - The Company has an operating lease for an automobile that expires during 2004. The monthly lease payment totals $ 650 per month. Lease payments for year ended December 31, 2003 and 2002 totaled $7,800 and $7,800, respectively.

     Future minimum lease payments required under the auto lease as of December 31, 2003 total $6,100 for the year ended December 31, 2004

     Consulting agreements - In March 2003, the Company engaged Anthony F. Ciali as a management consultant of the Company. Under the agreement, Mr. Ciali is to provide consulting services, initially, in the capacity of President of the Company. Compensation is payable at a monthly rate of $7,500 and shall be reviewed by the Board of Directors in January 2004, with any adjustment not to be less than the rate of inflation during the previous twelve-month period, as measured by the U.S. Consumer Price Index. Further, the Company granted Mr. Ciali an option to purchase 300,000 shares of the Company's common stock with an exercise price equal to the average closing price of the Company's common stock, as quoted on the OTC BB, for the five trading days prior to the Effective Date or $0.142. The option is fully vested, has a three year term, and is valued at $33,900 using the Black Scholes Model. The agreement is continuous until either party terminates such services.

     During April 2003, the Company entered into a Management Consulting Agreement (the "Agreement") whereby the Company agreed to pay $500 per day of service provided by the consulting geologist payable in shares of the Company's common stock. Through December 31, 2003, the Company has issued 205,166 shares of the Company's common stock to the consultant totaling $31,500. The agreement may be terminated by either party. Additionally, the Company granted an option to purchase 100,000 shares of the Company's common stock with an exercise price of $0.22 per share. The option is fully vested in April 2004 and was valued at $21,500 using the Black Scholes model and will be forfeited if the Agreement is terminated prior to April 2004.

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


8.   COMMITMENTS AND CONTINGENCIES (continued)
     -----------------------------

     Consulting agreements (continued) - During July 2003, the Company amended their agreement with the CEO to increase his monthly compensation to $10,000 beginning September 1, 2003, and to $12,500 per month beginning January 1, 2004. The amended agreement also calls for an annual discretionary bonus to be determined by the board, which shall not be less than 15% of the CEO's annualized compensation based on the fiscal year-end monthly fee in effect. As discussed in note 3, the Company has accrued a bonus of $18,000 as of December 31, 2003. During October 2003, the Company also granted a ten-year option to the CEO to purchase 500,000 shares of its common stock, with an exercise price of $0.16 per share. The option is fully vested upon grant, expires in October 2013, and totaled $-- under APB No. 25 as the exercise price was equal to the closing market price on the day of grant.

9.   SUBSEQUENT EVENTS
     -----------------

     During January, February, and March 2004, various stockholders exercised their warrants to purchase 527,020 shares of the Company's common stock for $118,000 cash.

     During January 2004, the maturity date of note payable-related party totaling $25,800 was extended to July 2004.

     During January 2004, the Company entered into an agreement with IBK Capital Corp. ("IBK") whereby, IBK would assist the Company in a private placement of up to $1,000,000 of the Company's common shares or some other acceptable financing arrangement. The Company agreed to a non-refundable fee of CDN$25,000 as well as an expense advance of CDN$3,500, which the Company paid in February 2004. The agreement is effective through August 2004 and may be terminated or extended by either party upon 15 days advanced notice in writing.

     During February 2004, the maturity date of note payable-related party totaling $27,900 was extended to August 2004.

     During February 2004, the maturity date of note payable-related party totaling $2,200 was extended to August 2004.

     During March 2004, the Company issued 50,000 shares of its common stock for cash totaling $10,000.

     During March 2004, the Company issued 584,640 shares of common stock to an officer for accrued wages totaling $146,200. In addition, the Company granted the officer warrants to purchase an additional 584,640 shares of common stock at $0.30 per share. The warrants expire in March 2006 and totaled $131,500 using the Black Scholes model. The Company recorded the warrants as interest expense.

     During March 2004, the Company issued 317,740 shares of common stock to an officer for accrued wages totaling $79,400. In addition, the Company granted the officer warrants to purchase an additional 317,740 shares of common stock at $0.30 per share. The warrants expire in March 2006 and totaled $71,500 using the Black Scholes model. The Company recorded the warrants as interest expense.

     During March 2004, a stockholder and director of the Company converted $13,500 in notes payable - related parties and accrued interest into 53,890 shares of the Company's common stock. In addition, the Company granted the director warrants to purchase an additional 53,890 shares of common stock at $0.30 per share. The warrants expire in March 2006 and totaled $12,100 using the Black Scholes model. The Company recorded the warrants as interest expense.

                             CAN-CAL RESOURCES LTD.
                          NOTES TO FINANCIAL STATEMENTS


9.   SUBSEQUENT EVENTS (continued)
     -----------------

     During March 2004, a stockholder and director of the Company converted $24,600 in notes payable - related parties and accrued interest into 98,408 shares of the Company's common stock. In addition, the Company granted the director warrants to purchase an additional 98,408 shares of common stock at $0.30 per share. The warrants expire in March 2006 and totaled $22,100 using the Black Scholes model. The Company recorded the warrants as interest expense.

     During March 2004, a stockholder of the Company converted $6,600 in notes payable - related parties and accrued interest into 26,312 shares of the Company's common stock. In addition, the Company granted the stockholder warrants to purchase an additional 26,312 shares of common stock at $0.30 per share. The warrants expire in March 2006 and totaled $5,900 using the Black Scholes model. The Company recorded the warrants as interest expense.

     During March 2004, a stockholder of the Company converted $38,000 in notes payable - related parties and accrued interest into 152,137 shares of the Company's common stock. In addition, the Company granted the stockholder warrants to purchase an additional 152,137 shares of common stock at $0.30 per share. The warrants expire in March 2006 and totaled $34,200 using the Black Scholes model. The Company recorded the warrants as interest expense.

                             CAN-CAL RESOURCES LTD.
                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                     ASSETS

                                                                          March 31, 2004
                                                                          --------------
 Current assets
    Cash                                                                  $    139,200
    Accounts receivable                                                          6,200
                                                                          ------------
       Total current assets                                                    145,400

 Fixed assets, net                                                              17,500

 Other assets, net                                                               3,800
                                                                          ------------

 Total assets                                                             $    166,700
                                                                          ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

 Current liabilities
    Accounts payable and accrued liabilities                              $    267,400
    Due to stockholder                                                          14,900
    Advances for stock purchases                                                21,000
    Notes payable-related parties - current portion                            147,200
    Convertible note payable - related party                                    85,000
                                                                          ------------
       Total current liabilities                                               535,500

 Long-term liabilities
    Notes payable-related parties - long-term portion                          300,000

 Total liabilities                                                             835,500

 Commitments and contingencies                                                     --

 Stockholders' deficit
    Preferred stock; $0.001 par value; 10,000,000 shares
       authorized, no shares issued an outstanding                                 --
    Common stock; $0.001 par value; 100,000,000 shares
       authorized, 15,707,058 shares issued and outstanding                     15,700
    Additional paid-in capital                                               5,202,500
    Unamortized loan fees from stock issued and warrants
       granted in relation to convertible note payable-related party            (3,300)
    Receivable related to issuance of common stock                             (10,000)
    Accumulated deficit                                                     (5,873,700)
                                                                          ------------
       Total stockholders' deficit                                            (668,800)

 Total liabilities and stockholders' deficit                              $    166,700
                                                                          ============




                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES LTD.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                 Three Months Ended March 31,
                                               ---------------------------------
                                                   2004                  2003
                                               -------------       -------------

Material sales                                 $      5,700        $      6,200

Cost of sales                                         3,200               3,300
                                               ------------        ------------

     Gross profit                                     2,500               2,900

General and administrative expenses                 187,100             120,800
                                               ------------        ------------

Loss from operations                               (184,600)           (117,900)

Other income (expense)
     Rental revenue                                   9,600               5,600
     Interest income                                   --                  --
     Interest expense                              (306,400)            (32,400)
                                               ------------        ------------

Loss before provision for income taxes             (481,400)           (144,700)

Provision for income taxes                             --                  --
                                               ------------        ------------

Net loss                                       $   (481,400)       $   (144,700)
                                               ============        ============

Basic and diluted loss per common share        $      (0.03)       $      (0.01)
                                               ============        ============

Basic and diluted weighted average
     common shares outstanding                   14,175,734          11,691,445
                                               ============        ============














                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES LTD.
                  CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
                                   (UNAUDITED)

                                                                           Unamortized
                                                                            Loan Fees
                                     Common Stock                          Related to      Receivable
                                   ----------------------    Additional    Convertible     Related to                      Total
                                    Number                    Paid-in     Note Payable-    Issuance of   Accumulated   Stockholders'
                                   of Shares      Amount      Capital     Related Party   Common Stock     Deficit       Deficit


Balance, December 31, 2003         13,252,962   $  13,300   $ 4,366,300   $  (7,000)      $     --      $ (5,392,300)  $ (1,019,700)


Common shares issued for cash         372,200         400        74,000        --               --             --            74,400

Exercise of warrants for cash         696,275         700       124,000        --               --             --           124,700

Common shares issued                  102,493         100        22,000        --               --             --            22,100
   for services

Common shares issued                   50,001        --          10,000        --            (10,000)          --              --
   for receivable

Current period amortization              --          --            --         3,700             --             --             3,700
   of loan fees

Common shares issued in
   satisfaction of accounts
   payable and accrued                902,380         900       224,700        --               --             --           225,600
   liabilities

Common shares issued in
   satisfaction of notes
   payable-related parties            330,747         300        82,400        --               --             --            82,700

Warrants granted in                      --          --         277,300        --               --             --           277,300
   satisfaction of interest

Warrants granted for services            --          --          12,200        --               --             --           12,200

Deemed interest expense related
   to conversion feature of
   note payable-related party            --          --           9,600        --               --             --             9,600

Net loss                                 --          --            --          --               --         (481,400)       (481,400)
                                   ----------   ---------   -----------   ---------       ----------    -----------    ------------

Balance, March 31, 2004            15,707,058   $  15,700   $ 5,202,500   $  (3,300)      $  (10,000)   $ (5,873,700)  $   (668,800)
                                   ==========   =========   ===========   =========       ==========    ============   ============











                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES LTD.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                    Three Months Ended March 31,
                                                                    -----------------------------
                                                                       2004              2003
                                                                    -----------       -----------
Cash flows from operating activities:
   Net loss                                                         $ (481,400)       $ (144,700)
   Adjustments to reconcile net loss to net
    cash used by operating activities:
     Stock based compensation                                           34,300            38,900
     Depreciation and amortization                                       8,700            10,400
     Warrants granted in satisfaction of interest                      277,300              --
     Deemed interest expense                                             9,600             9,600
   Changes in operating assets and liabilities:
     Change in accounts receivable                                      (3,500)           (2,400)
     Change in prepaid expenses                                           --               5,000
     Change in accounts payable and accrued expenses                    58,100            44,300
                                                                    ----------        ----------
      Net cash used by operating activities                            (96,900)          (38,900)

Cash flows from investing activities:
   Purchase of fixed assets                                               --              (1,100)
                                                                    ----------        ----------
      Net cash used by investing activities                               --              (1,100)

Cash flows from financing activities:
   Change in due to stockholder                                         (1,400)             (500)
   Proceeds from issuance of common stock                              199,100            11,000
   Proceeds from advances for stock purchases                           21,000              --
   Proceeds from borrowing on notes payable-related parties               --              28,900
   Principal payments on notes payable-related parties                    --              (2,500)
                                                                    ----------        ----------
      Net cash provided by financing activities                        218,700            36,900
                                                                    ----------        ----------

Net increase (decrease) in cash                                        121,800            (3,100)

Cash, beginning of period                                               17,400            13,300
                                                                    ----------        ----------

Cash, end of period                                                 $  139,200        $   10,200
                                                                    ==========        ==========

Supplemental disclosures of cash flow information:
   Cash paid for income taxes                                       $     --          $     --
                                                                    ==========        ==========
   Cash paid for interest                                           $     --          $     --
                                                                    ==========        ==========

Schedule of non-cash financing activities:
   Issuance of common stock for satisfaction of accounts payable
      and accrued liabilities                                       $  225,600        $     --
                                                                    ==========        ==========

   Issuance of common stock for principal payment on
      notes payable-related parties                                 $   82,700        $     --
                                                                    ==========        ==========

Issuance of common stock for receivable                             $   10,000        $     --
                                                                    ==========        ==========




                 See Accompanying Notes to Financial Statements

                              CAN-CAL RESOURCES LTD
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION
     ---------------------

     The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 2003 of Can-Cal Resources LTD. ("the Company").

     The interim financial statements present the condensed balance sheet, statements of operations, stockholders' deficit and cash flows of Can-Cal Resources LTD. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2004 and the results of operations and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Reclassification - Certain prior year balances have been reclassified to conform to the current year presentation, which have no effect on net income.

3.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
     ----------------------------------------

     Accounts payable and accrued liabilities consist of the following as of March 31, 2004:

         Accrued interest                                            $   145,300
         Accrued officers salary payables                                 49,500
         Accounts payable                                                 42,500
         Accrued officer bonus                                            18,000
         Other accrued liabilities                                        10,200
         Unearned revenues                                                 1,900
                                                                     -----------

                                                                     $   267,400
                                                                     ===========

     During March 2004, the Company issued 902,380 shares of Common stock to officers in satisfaction of $225,600 in accrued officers salary payables. Additionally, the Company granted warrants to purchase 902,380 shares of common stock at $0.30 per shares. The warrants expire in March 2006 and totaled $202,900 using the Black Scholes model. The Company recorded the warrants as interest expense.

                              CAN-CAL RESOURCES LTD
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

4.   NOTES PAYABLE-RELATED PARTIES
     -----------------------------

     Notes payable consisted of the following as of March 31, 2004:

          Note payable to a stockholder, secured real
          property, bearing interest at 16.0% per
          annum, interest only payments payable in
          semi-annual payments, maturing November 2005
          (Note: The Company is in default of interest
          payments totaling $96,000 (accrued interest
          through March 31, 2004, total $112,000) but
          is currently negotiating forbearance on
          collection of the interest)                                  $ 300,000

          Note payable to a stockholder, unsecured,
          bearing interest at 7.5% per annum, maturing
          June 2004                                                       56,700

          Note payable to a stockholder, secured by
          real property, bearing interest at 8.0% per
          annum, maturing August 2004                                     29,100

          Note payable to a stockholder, secured by
          real property, bearing interest at 8% per
          annum, maturing July 2004                                       26,800

          Note payable to a stockholder, secured by
          real property, bearing interest at 8.0% per
          annum, maturing June 2004                                       17,400

          Note payable to an stockholder, secured by
          real property, bearing interest at 8.0% per
          annum, maturing May 2004                                        14,900

          Note payable to a stockholder, unsecured,
          bearing interest at 7.5% per annum, maturing
          February 2005                                                    2,300
                                                                     -----------

                                                                         447,200
          Less: amounts due within one year                              147,200
                                                                     -----------

          Long-term portion of notes payable                         $   300,000
                                                                     ===========

     During March 2004, the Company issued 330,747 shares of Common stock to various stockholders in satisfaction of $82,700 in principal on notes payable-related parties. Additionally, the Company granted warrants to those same stockholders to purchase 330,747 shares of common stock at $0.30 per share. The warrants expire in March 2006 and totaled $74,400 using the Black Scholes model. The Company recorded the warrants as interest expense.

5.   ADVANCES FOR STOCK PURCHASES
     ----------------------------

     Advances for stock purchases totaling $21,000 as of March 31, 2004 consist of cash received from investors for the purchase of 105,000 shares of the Company's common stock which were not issued until April 2004, as discussed in Note 8.

                              CAN-CAL RESOURCES LTD
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

6.   CONVERTIBLE NOTE PAYABLE - RELATED PARTY
     ----------------------------------------

     As of March 31, 2004, convertible note payable-related party totaling $85,000 consisted of an unsecured loan agreement with a stockholder. Upon closing, the Company paid $1,400 (net of amortization expense of $11,800) in loan fees and other expenses which were capitalized and reflected as part of other assets totaling $3,800 and will be expensed over the life of the loan using the straight-line method. The term of the loan is two years, with interest at 8.0%, and maturing in June 2004. The lender has the option of converting this loan to common stock, at the lower of a) the initial purchase price, defined as the lower of $0.41 per share or 100% of the average of the lowest five closing bid prices of the fifteen trading days prior to closing, or b) 80% of average of the three lowest prices in fifteen closing bid prices prior to conversion.

     Due to the conversion feature of the debt and the Company's historical range of common stock prices, the Company recorded significant amounts of deemed interest totaling $9,600.

     In relation to the loan, the Company granted warrants to purchase 50,000 shares of the Company's common stock at the lower of 110% of the 5-day average closing bid prices a) preceding the date of issue, or b) 180 days after each closing. The warrants expire after three years. The fair value of the warrants as computed using the Black-Scholes option-pricing model was $16,700 and recorded as unamortized loan fees, of which $2,000 and $2,100 was expensed during the three months ended March 31, 2004 and 2003, respectively.

     Additionally, the Company issued 30,000 shares of common stock to a third party (counsel to the lender) for fees related to the loan. The 30,000 shares were valued at $13,500 and recorded as unamortized loan fees, of which $1,700 and $1,700 was expensed during the three months ended March 31, 2004 and 2003, respectively.

7.   GOING CONCERN
     -------------

     The Company incurred a net loss of approximately $481,000 for the three months ended March 31, 2004. The Company's current liabilities exceed its current assets by approximately $390,000 as of March 31, 2004. These factors create substantial doubt about the Company's ability to continue as a going concern. The Company's management plans to continue to fund its operations in the short term with a combination of debt and equity financing, as well as revenue from operations in the long term.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

8.   SUBSEQUENT EVENTS
     -----------------

     During April 2004, the Company issued 26,000 shares of common stock for cash totaling $5,200.

     During April 2004, the Company issued 105,000 shares of common stock in satisfaction of advances for stock purchases totaling $21,000.

     During April 2004, the lender exercised the option to convert $20,000 in principal to 92,593 shares of the Company's common stock.

     During April 2004, the Company issued 7,850 shares of common stock for services totaling $2,300.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The bylaws provide that directors and officers shall be indemnified by the corporation against expenses incurred in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been directors or officers of the corporation, except in relation to matters as to which they are adjudged in such matter to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled by agreement, vote of stockholders, or otherwise. In addition, the Nevada Corporation Act permits indemnification of directors and officers against such expenses.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee...................$   122.40
National Association of Securities Dealers, Inc. examination fee......       n/a
Accounting ...........................................................  1,000.00
Legal fees and expenses............................................... 15,000.00
Printing .............................................................    300.00
Blue Sky fees and expenses (excluding legal fees).....................  1,500.00
Transfer agent .......................................................       n/a
Escrow agent..........................................................       n/a
Miscellaneous.........................................................       n/a

Total.................................................................$17,922.40

The Registrant will pay all of these expenses.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES. From January 1, 2001 to January 16, 2004, the registrant has sold the following unregistered securities. Where shares were sold at a discount from market prices, the discount was made by the board of directors of the registrant for the restricted status of the shares as subject to Rule 144, except for the shares sold to Dutchess Fund under a prior investment agreement, which shares were sold at a 7% discount to market as provided in that agreement.

   a.   2001:
   (1)  For cash:            In August and September, 2001, a total of 82,888
                             shares to three Canadian investors and a private company owned and controlled by Canadian residents for $65,916 (an average share price of $0.80 per share, representing a discount of approximately 8% from market prices). These shares were sold pursuant to the exemption provided by Regulation S of the 1933 Act. Complete information about the company was provided to these investors. No commissions were paid.

                             On October 2, 2001, 20,000 restricted shares to a Canadian investor for $10,000 ($0.50 per share, representing a discount of approximately 50% from market prices, as determined by the board of directors). These shares were sold pursuant to the exemption provided by Regulation S of the 1933

                             Act. Complete information about the company was provided to this investor. December 12, 2001, 40,000 restricted shares to a Canadian investor for $14,000 ($0.35 per share, representing a discount of approximately 50% from market prices). Complete information about the company was provided to this investor. These shares and warrants were sold pursuant to the exemption provided by Regulation S of the 1933 Act. No commissions were paid.

   (2)  For services:        In October 2001, 75,757 restricted common shares to
                             Dutchess Private Equities Fund L.P., 227,272 restricted common shares to Dutchess Advisors, Ltd., as inducements for execution of Investment
                             Agreement between issuer and Dutchess Fund and DRH
                             Investment Company, LLC. 303,030 restricted common shares to May Davis Group, Inc., a securities broker-dealer, as a placement fee in connection with the Investment Agreement. 37,000 shares to Joseph B. LaRocco, attorney for Dutchess Fund and
                             DRH Investment Company, LLC in connection with the Investment Agreement, for legal services to such entities, which the issuer agreed to pay pursuant to the Investment Agreement. These shares were sold pursuant to the exemption provided by section 4(2) of the 1933 Act.

   B.   2002
   (1)  For cash:            On January 8, 2002, 36,000 restricted common shares
                             to three investors (one Canadian resident, and two private companies controlled and owned by Canadian residents) for $12,600 cash ($0.35 per share, representing a discount of approximately 50% from market price). These investors also were issued warrants to purchase 36,000 additional restricted shares, at a price of $0.35 per share; the warrants expired January 8, 2004. On February 11, 2002,
                             10,000 restricted common shares to one investor (a
                             Canadian resident) for $3,500 cash ($0.35 per share, representing a discount of approximately 50% from market price). This investor also was issued warrants to purchase 10,000 additional restricted shares, at a price of $0.35 per share; the warrants expired February 11, 2004. Complete information about the company was provided to these investors.
                             These shares and warrants were sold pursuant to the exemption provided by Regulation S of the 1933 Act.
                             No commissions were paid.

                             From March 1, 2002 through June 3, 2002, 369,600 restricted common shares were issued to 48 investors (all Canadian residents or companies controlled and owned by Canadian residents) for $92,400 cash ($0.25 per share, representing discounts ranging from 0% to approximately 50% from market prices at the time of issuance). These investors also were issued warrants to purchase 369,600 additional restricted shares, at a price of $0.25 per share; the warrants will expire two years from the date of issuance. These shares and warrants were sold pursuant to the exemption provided by Regulation S of the 1933 Act. No commissions were paid.

                             From June 5, 2002 through December 24, 2002,
                             609,720 restricted common shares were issued to 45 investors (all Canadian residents and companies controlled and owned by Canadian residents) for $152,430 cash ($0.25 per share, representing premiums and/or discounts of up to approximately 50% from market prices at the time of issuance). These investors were also issued warrants to purchase 605,720 additional restricted common shares, at a price of $0.25 per share; the warrants will expire two years from the date of issuance. These shares and warrants were sold pursuant to the exemption provided by Regulation S of the 1933 Act. No commissions were paid.

   (2)   Debt payment:       On January 31, 2002, 309,677 restricted common
                             shares to lender (First Colony Merchant) for payment of interest on debt ($119,800). These shares were sold pursuant to the exemption provided by Regulation S of the 1933 Act. No commissions were paid.

   (3)   For services:       On June 21, 2002, 40,000 restricted common shares
                             to Financial Communications Corp. for public relations services. These shares were sold pursuant to the exemption provided by section 4(2) of the 1933 Act. No commissions were paid.

   C.    2003
   (1)   For Cash:           During 2003, 673,410 restricted common shares were
                             issued to 19 Canadian resident or companies controlled and owned by Canadian resident investors for $134,682 and 150,000 restricted common shares were issued to 12 U.S. resident investors for $30,000 (all shares were priced at $0.20 per share, representing premiums of up to 25% and discounts ranging from 0% to approximately 25% from market prices at the time of issuance). With respect to 237,410 restricted common shares, the investors were also issued warrants to purchase 474,820 additional restricted common shares and with respect to 473,500 restricted common shares, the investors were also issued warrants to purchase
                             473,500 additional restricted common shares; all warrants were priced at $0.20 per share and will expire two years from the date of issuance. With respect to 112,500 restricted common shares, the investors were also issued 112,500 warrants to purchase additional restricted common shares, at a price of $0.25 per share for a period of two years from the date of issuance. The shares and warrants were sold to Canadian investors pursuant to the exemption provided by Regulation S of the 1933 Act, and the shares and warrants sold to U.S. investors were sold pursuant to the exemption provided by section 4(2) of the 1933 Act. No commissions were paid.

   (2)      For Debt:        364,305 restricted common shares in conversion of
                             $35,000 principal and interest on a debenture held by Dutchess Fund. The conversion prices were $0.099 for 50,710 shares ($5,000 of the debenture); $0.112
                             for 44,643 shares ($5,000 of the debenture); $0.061
                             for 81,433 shares ($5,000 of the debenture); $0.067 for 75,075 shares ($5,000 of the debenture); and $0.1334 for 112,444 shares ($15,000 of the debenture). All of the prices were determined by the conversion formula in the debenture (80% of the average bid prices for the three lowest trading days before conversion. These shares were sold pursuant to the exemption provided by section 4(2) of the 1933 Act. No commissions were paid.

   (3)   For Services:       205,166 restricted common shares in payment of
                             $31,500 of services by Luis Vega, consulting geologist. The per share price was determined by dividing the amount owed by the average closing price of the company's stock for each day's service. These shares were sold pursuant to the exemption provided by section 4(2) of the 1933 Act.

                             On March 14, 2003, 24,960 restricted common shares were issued to Catherine Nichols, a Canadian resident, for marketing services amounting to $5,000. The price per share was based on the average closing share price for

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                             the period during which the services were rendered.
                             These shares were sold pursuant to the exemption provided by Regulation S of the 1933 Act.

                             During the period July 15-December 31, 2003,
                             112,326 restricted common shares in payment of $22,250 of investor relations services by Jeffrey Whitford, a Canadian resident who is a consultant to the company. The price per share was based on the average monthly closing share prices for the period. These shares were sold pursuant to the exemption provided by Regulation S of the 1933 Act.

                             33,600 restricted common shares were issued to pay $4,200 of legal services provided by Stephen E. Rounds, outside company counsel. The price per share was based on the average closing share price for the period during which the services were rendered. These shares were sold pursuant to the exemption provided by section 4(2) of the 1933 Act.

                             On December 30, 2003, 5,208 restricted common shares were issued to Terry Brown, a Mexican resident, for technical consulting services amounting to $1,250. The price per share was based on the average closing share price for the period during which the services were rendered. These shares were sold pursuant to the exemption provided by Regulation S of the 1933 Act.

   (D)  2004

   (1)  For Cash:            From January 1, 2004 through March 17, 2004,
                             696,275 restricted common shares were issued to 27 investors (26 Canadian residents, 658,775 shares, and one US resident, 37,500 shares) for $124,464 cash. The shares were issued pursuant to the exercise of two sets of warrants, which had original exercise prices of $0.20 on 295,820 shares and $0.25 on 261,200 shares; the original exercise prices represented discounts of 17% to 31% from market prices at the time of issuance. The warrants were exercised under a company incentive program, whereby shareholders with warrants outstanding as of January 1, 2004 were offered 1.25 shares for every warrant they exercised and received a commitment by the company to file a resale registration statement with the SEC with respect to the shares issued, by not later than June 30, 2004.
                             The incentive program resulted in lowering the exercise price of the warrants to $0.16 and $0.20, respectively, and the issuance of the total 696,275 shares. These shares were issued in private transactions, with respect to the Canadian residents, in reliance on the exemption from registration with the SEC provided by Regulation S, and with respect to the U.S. citizen, in reliance on the exemption available under Section 4(2) of the 1933 Act. No commissions were paid.

                             From January 1, 2004 through May 20, 2004, we sold 598,200 restricted common shares to 25 Canadian residents for $119,640 cash at $0.20 per share, representing discounts of 0% - 50% from market prices at the time of issuance. These investors also were issued warrants to purchase 598,200 additional restricted shares, at an exercise price of $0.25 per share for 538,200 shares, and $0.20 per share for 60,000 shares. The warrants will expire between February 23, 2006 and May 20, 2006. Complete information about the company was provided to these investors. These securities were sold to
                             (a) Canadian residents pursuant to the exemption

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                             provided by Regulation S of the 1933 Act; and (b)
                             United States residents pursuant to the exemption provided by Section 4(2) of the 1933 Act. No commissions were paid.

   (2)  For Services:        On February 4, 2004, 10,000 restricted common
                             shares were issued to Yvonne St. Pierre, a Canadian resident, for computer-related services, in the amount of $2,500. These shares were issued pursuant to the exemption provided by Regulation S of the 1933 Act.

                             Between February 10 and March 31, 2004, 75,000 restricted common shares were issued to Jeff Whitford, a Canadian resident, for investor relation services, in the amount of $15,000. In addition, Mr. Whitford received 50,000 warrants at an exercise price of $0.20 per share; the warrants will expire between February 2006 and March 2006. The warrants were valued at $12,200 utilizing the Black Scholes model. These shares were issued pursuant to the exemption provided by Regulation S of the 1933 Act.

                             Between February 19 and April 15, 2004, 24,173 restricted common shares were issued to Luis A. Vega, a US resident, for consulting geological services, in the amount of $6,619. These shares were issued in reliance on the exemption available under Section 4(2) of the 1933 Act.

                             On May 3, 2004, 1,170 restricted common shares were issued to Terry Brown, a Mexican resident, for consulting geological services, in the amount of $269. These shares were issued pursuant to the exemption provided by Regulation S of the 1933 Act.

   (3)  For Debt:            With respect to a debenture held by Dutchess Fund,
                             on April 13, 2004, we issued 92,593 restricted common shares in conversion of $20,000 principal and interest, at a conversion price of $0.216 per share, and on April 23, 2004, we issued 31,250 restricted common shares in conversion of $5,000 principal and interest, at a conversion price of $0.16 per share. The conversion prices were determined by the conversion formula in the debenture (80% of the average bid prices for the three lowest trading days before conversion). These shares were sold pursuant to the exemption available under Section 4(2) of the 1933 Act. No commissions were paid.

   (4)  For Conversions:     On March 1, 2004, in connection with the conversion
                             of $82,687 in notes payable and $225,595 in accrued officers' salary payable, we issued 1,233,127 restricted common shares at $0.25 per share and 1,223,127 warrants, with an exercise price of $0.30 and expiring on March 1, 2006, to two officers, two directors, and a former director and his insurance agency. These persons and the insurance agency are accredited investors. No commissions were paid.

     No general solicitation or advertising was used in the preceding transactions, and all investors were provided with complete information about the company. The issuer believes all the investors are either sophisticated investors or accredited investors. Stop transfer instructions were issued to the issuer's transfer agent for the securities as "restricted" under rule 144.



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ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

EXHIBIT NO.   TITLE OF EXHIBIT

3.0           Articles of Incorporation .....................................[1]

3.1           Amendment to the Articles of Incorporation ....................[1]

3.1(a)        Further Amendment to the Articles of Incorporation [2]

3.2           By-Laws .......................................................[1]

4.0           Form of warrant held by selling shareholders.....................*

4.1           Warrant held by Dutchess Private Equities Fund, L.P. ..........[3]

5.0           Opinion re legality..............................................*

10.0          Joint Venture Agreement between Robin Schwarz,
              Aylward Schwarz, S&S Mining, a Nevada Corporation,
              and Can-Cal Resources Ltd. ....................................[1]

10.1          Mining Lease Agreement between Can-Cal Resources Ltd.
              and Twin Mountain Rock Venture dated May 1, 1998 ..............[1]

10.2          Consulting Agreement (Luis A. Vega)..............................*

10.3          Consulting Agreement (Terry Brown)...............................*

10.4          [intentionally left blank]

10.5          Deed of Trust, Security Agreement, Financing Statement,
              and Fixture Filing with Assignment of Rents ...................[1]

10.6          Lease and Purchase Option Agreement dated March 12, 1998
              between Arthur James Good and Wanda Mae Good
              and Can-Cal Resources Ltd......................................[1]

10.7          Management Consulting Agreement
              with Anthony F. Ciali .........................................[4]

10.8-10.13    [intentionally left blank]

10.14         Loan Agreement between First Colony Merchant,
              Tobian Trading Limited and Can-Cal Resources, Limited
              (f/y 2000 loan, second lender on Pisgah property) .............[5]

10.15         Deed of Trust Security Agreement, Financial
              Statement and Fixture Filing with Assignment of Rents .........[5]

10.16-10.18   [intentionally left blank]

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10.19         Forbearance Agreement with Lender
              (first lender (Owen Sequoia) on Pisgah property)...............[6]

10.20         Forbearance Agreement with Lender
              (second lender (First Colony Merchant and
              Tobian Trading Limited) on Pisgah property)....................[6]

10.21-10.25   [intentionally left blank]

10.26         Form of Debenture
              Dutchess Private Equities Fund, L.P. ..........................[3]

10.27-10.28   [intentionally left blank]

10.29         Arco Agreement.................................................[7]

23.0          Consent of Independent Auditors..................................*

23.1          Consent of Counsel (with Exhibit 5.0)............................*

*      Filed herewith.
_____________________

[1] Incorporated by reference with the like-numbered exhibit filed with the company's Form 10-SB filed July 9, 1999.

[2]   [intentionally left blank]

[3] Incorporated by reference from the exhibit filed with the company's Form 8-K, filed July 29, 2002.

[4] Incorporated by reference from exhibit 10.7 to the company's Form 10-KSB filed April 14, 2004.

[5] Incorporated by reference from the like-numbered exhibit from the company's Form 10-KSB for the fiscal year ended December 31, 2000, filed March 15, 2001.

[6] Incorporated by reference from the like-numbered exhibit from the company's Form 10-QSB for the quarter ended June 30, 2001, filed August 13, 2001.

[7] Incorporated by reference from the like-numbered exhibit from the company's Form 10-KSB for the fiscal year ended December 31, 2003, filed March 30, 2004.

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ITEM 17.  UNDERTAKINGS.

      (a)  RULE 415 OFFERING.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) For the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) File of a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) WARRANTS AND RIGHTS OFFERINGS. Not applicable.

      (c) COMPETITIVE BIDS. Not applicable.

      (d) EQUITY OFFERINGS OF NON-REPORTING SMALL BUSINESS ISSUERS. Not applicable.

      (e) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on June 1, 2004.


                                                 CAN-CAL RESOURCES LTD.
                                                 (Registrant)

Date: June 1, 2004.                         By:      /s/    Anthony F. Ciali
                                                 -------------------------------
                                                 Anthony F. Ciali, CEO, Director


Date: June 1, 2004.                         By:      /s/    Ronald D.  Sloan
                                                 -------------------------------
                                                 Ronald D. Sloan,
                                                 Treasurer, Director


Date: June 1, 2004.                         By:      /s/    John Brian Wolfe
                                                 -------------------------------
                                                 John Brian Wolfe,
                                                 Secretary, Director


Date: June 1, 2004.                         By:     /s/   James Dacyszyn
                                                 -------------------------------
                                                 James Dacyszyn, Director



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